SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FTI CONSULTING, INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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900 Bestgate Road, Suite 100

Annapolis, Maryland 21401

(410) 224-8770

April 7, 2004

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2004 Annual Meeting of Stockholders of FTI Consulting, Inc. on May 19, 2004, at 9:30 a.m., EDT, at its business office, located at 909 Commerce Road, Annapolis, Maryland 21401.

Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card and a return envelope. Both the Notice of the Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about FTI Consulting, Inc. Also enclosed with this letter is FTI Consulting, Inc.’s Annual Report to Stockholders for 2003.

At the Annual Meeting, we will ask you to:

•	Elect three Class II directors;

•	Approve and adopt the FTI Consulting, Inc. 2004 Long-Term Incentive Plan;

•	Approve and adopt an amendment to the FTI Consulting, Inc. Employee Stock Purchase Plan, as amended, to increase the number of shares authorized by 250,000 shares of Common Stock;

•	Ratify the selection of Ernst & Young LLP to serve as independent auditor for FTI Consulting, Inc.’s fiscal year ending December 31, 2004; and

•	Transact any other business that is properly presented at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope, or follow the instructions provided for voting via telephone or the Internet. Your proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm, bank or other fiduciary or nominee, please follow the instructions you receive from them to vote your shares. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

Sincerely,

Jack B. Dunn, IV

Chairman of the Board of Directors and

Chief Executive Officer

FTI CONSULTING, INC.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

Date: May 19, 2004 Time: 9:30 a.m., EDT Place: 909 Commerce Road, Annapolis, Maryland 21401

Dear Stockholder:

At the Annual Meeting, we will ask you to:

•	Elect three Class II directors;

•	Approve and adopt the FTI Consulting, Inc. 2004 Long-Term Incentive Plan;

•	Approve and adopt an amendment to the FTI Consulting, Inc. Employee Stock Purchase Plan, as amended, to increase the number of shares authorized by 250,000 shares of Common Stock;

•	Ratify the selection of Ernst & Young LLP to serve as independent auditor for FTI Consulting, Inc.’s fiscal year ending December 31, 2004; and

•	Transact any other business that is properly presented at the Annual Meeting.

The Board of Directors recommends a vote FOR the election of each of the nominees for Class II director, FOR the approval and adoption of the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, FOR the approval and adoption of an amendment to the FTI Consulting, Inc. Employee Stock Purchase Plan, as amended, to increase the number of shares authorized by 250,000 shares of Common Stock, and FOR the ratification of the selection of Ernst & Young LLP as independent auditor for FTI Consulting, Inc.’s fiscal year ending December 31, 2004.

You will be able to vote your shares of Common Stock at the Annual Meeting if you were a stockholder of record at the close of business on March 15, 2004.

By Order of the Board of Directors

Dianne R. Sagner

Secretary

April 7, 2004

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

Please indicate your vote on the enclosed proxy card and return it in the enclosed envelope as soon as possible, even if you plan to attend the meeting, or follow the instructions provided for voting via telephone or the Internet.

If you have questions about voting your shares, please contact Dianne R. Sagner, Vice

President, General Counsel and Secretary, FTI Consulting, Inc., 900 Bestgate

Road, Suite 100, Annapolis, Maryland 21401, Telephone No. (410) 224-8770.

If you attend the meeting, you will be able to revoke your proxy and vote in person.

Page

Proxy Statement for Annual Meeting

Information about the 2004 Annual Meeting and Voting	1

Proposals to be Presented at the Annual Meeting	4

Proposal 1. – Election of Three Class II Directors	4

Proposal 2. – Approve and Adopt the FTI Consulting, Inc. 2004 Long-Term Incentive Plan	5

Proposal 3. – Approve and Adopt an Amendment to the FTI Consulting, Inc. Employee Stock Purchase Plan, as Amended, to Increase the Number of Shares Authorized by 250,000 Shares of Common Stock	11

Proposal 4. – Ratify the Selection of Ernst & Young LLP as FTI Consulting, Inc.’s Independent Auditor for the Fiscal Year Ending December 31, 2004	14

Stock Ownership	15

The Board of Directors	16

Director Nomination Process	18

Corporate Governance of FTI	20

Executive Officers and Compensation	25

Compensation Committee Report on Executive Compensation	34

Compensation Committee Interlocks and Insider Participation	36

Audit Committee Report	37

Other Information	39

Section 16(a) Beneficial Ownership Reporting Compliance	41

Proposals for the 2005 Annual Meeting	42

Exhibits

A.	FTI Consulting, Inc. 2004 Long Term Incentive Plan	A-1

B.	FTI Consulting, Inc. Employee Stock Purchase Plan, as Amended	B-1

900 Bestgate Road, Suite 100

Annapolis, Maryland 21401

April 7, 2004

PROXY STATEMENT FOR ANNUAL MEETING

This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2004 Annual Meeting of Stockholders of FTI Consulting, Inc. The 2004 Annual Meeting will be held on May 19, 2004, at 9:30 a.m., EDT, at FTI Consulting, Inc.’s business office, located at 909 Commerce Road, Annapolis, Maryland 21401.

This Proxy Statement provides information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting and other relevant information.

On April 7, 2004, we began mailing information to people who, according to our records, owned shares of our Common Stock at the close of business on March 15, 2004. We have mailed with that information a copy of FTI Consulting, Inc.’s Annual Report to Stockholders for 2003.

INFORMATION ABOUT THE 2004 ANNUAL MEETING AND VOTING

The Annual Meeting

The Annual Meeting will be held on May 19, 2004 at 9:30 a.m., EDT, at FTI Consulting, Inc.’s business office, located at 909 Commerce Road, Annapolis, Maryland 21401.

This Proxy Solicitation

We are sending you this Proxy Statement because FTI Consulting, Inc.’s Board of Directors is seeking a proxy to vote your shares of our Common Stock at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On April 7, 2004, we began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares of our Common Stock at the close of business on March 15, 2004.

Cost of Proxy Solicitation

FTI Consulting, Inc., or FTI, will pay the cost of soliciting proxies. Proxies may be solicited on behalf of FTI by our directors, officers or employees, in person or by telephone, facsimile or other electronic means or letter.

In accordance with the regulations of the Securities and Exchange Commission, or the SEC, and the New York Stock Exchange, or the NYSE, we also will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of FTI’s Common Stock as of the record date.

Voting Your Shares

You have one vote for each share of our Common Stock that you owned of record at the close of business on March 15, 2004. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card. You may vote your shares of our Common Stock at the Annual Meeting either in person or by proxy.

Voting in Person.     To vote in person, you must attend the Annual Meeting and submit a ballot. Ballots for voting in person will be available at the Annual Meeting.

Voting by Proxy.    To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the person or persons designated on the proxy card to vote your shares of our Common Stock at the Annual Meeting in accordance with the instructions you give on the proxy card.

IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

If you complete the proxy card except for the voting instructions, then your shares will be voted by the proxies FOR the election of each of the nominees for Class II director, FOR the approval and adoption of the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, FOR the approval and adoption of an amendment to the FTI Consulting, Inc. Employee Stock Purchase Plan, as amended, to increase the number of shares authorized by 250,000 shares of Common Stock, and FOR the ratification of the selection of Ernst & Young LLP as independent auditor for FTI’s fiscal year ending December 31, 2004.

Voting by Telephone or Internet.    If you are a registered stockholder, you may vote via the telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are registered in the name of a broker, bank or other fiduciary or nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote via telephone or the Internet. If so, the voting form your nominee sends you will provide appropriate instructions.

Revoking Your Proxy

If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

•	You may notify the Secretary of FTI in writing that you wish to revoke your proxy.

•	You may submit a proxy dated later than your original proxy.

•	You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of our Common Stock at the Annual Meeting.

Vote Required for Approval

Proposal 1: Election of Three Class II Directors	The three nominees for election as Class II directors who receive the most votes will be elected. If you do not vote for a particular nominee, or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your non-votes or withholding of authority and broker non-votes will not count as votes cast either for or against the nominee.

Proposal 2: Approve and Adopt the FTI Consulting, Inc. 2004 Long-Term Incentive Plan	The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of Proposal 2, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. Abstentions or broker non-votes will have the effect of votes cast against the proposal unless holders of over 50% in interest of all securities entitled to vote on the proposal cast votes, in which case abstentions or broker non-votes will not count as votes cast either for or against the proposal.

Proposal 3: Approve and Adopt an Amendment to the FTI Consulting, Inc. Employee Stock Purchase Plan, as Amended, to Increase the Number of Shares Authorized by 250,000 Shares of Common Stock	The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of Proposal 3. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

Proposal 4: To Ratify the Selection of Ernst & Young LLP as Independent Auditor for FTI Consulting, Inc’s Fiscal Year Ending December 31, 2004.	The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of Proposal 4. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

To vote shares held through a broker, bank or other holder of record, stockholders must provide voting instructions to his or her broker, bank or other holder of record. Brokerage firms, banks and other fiduciaries or nominees are required to request voting instructions for shares they hold on behalf of customers and others. We encourage you to provide instructions to your brokerage firm, bank or other fiduciary or nominee to vote your shares. Under the rules of the National Association of Securities Dealers and the New York Stock Exchange, brokers holding stock for the accounts of their clients who have not been given specific voting instructions are not allowed to vote client proxies on Proposal 2 relating to the approval of the 2004 Long-Term Incentive Plan and Proposal 3 relating to the amendment to the Employee Stock Purchase Plan but are allowed to vote client proxies on Proposals 1 and 4.

Quorum.    On March 15, 2004, the record date for the Annual Meeting, 42,434,992 shares of our Common Stock were issued and outstanding. A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur, except the Annual Meeting may be adjourned until such time as a quorum is present. In deciding whether a quorum is present, abstentions and broker non-votes will be counted as shares of Common Stock that are represented at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Additional Information

FTI’s Annual Report to Stockholders for the fiscal year ended December 31, 2003, including our consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides you with additional information about FTI.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

We will present the following four proposals at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly presents any other proposal at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of Common Stock on the proposal in our best judgment.

PROPOSAL 1.—ELECTION OF THREE CLASS II DIRECTORS

FTI’s charter provides that its Board of Directors will consist of three classes. The members of each class are elected for three-year terms. We currently have seven directors, of which the three directors constituting the Class II directors are to be elected at the 2004 Annual Meeting. The terms of the Class I and Class III directors will expire at the Annual Meetings of Stockholders to be held in 2006 and 2005, respectively.

On February 17, 2004, the Nominating and Corporate Governance Committee of our Board of Directors unanimously recommended to the Board that the following individuals be nominated for election to our Board of Directors as Class II directors:

Denis J. Callaghan Dennis J. Shaughnessy George P. Stamas

Based upon the recommendation of the Nominating and Corporate Governance Committee, on February 18, 2004 our Board of Directors nominated Messrs. Callaghan, Shaughnessy and Stamas for election to our Board of Directors as Class II directors. Each director, if elected, will serve for a three-year term, or thereafter until his replacement is chosen and qualifies. Messrs. Callaghan, Shaughnessy and Stamas are currently members of the Board of Directors, and each has agreed to continue to serve as a director if elected. More detailed information about each of the nominees is provided in the section of this Proxy Statement titled “The Board of Directors.”

Messrs. Callaghan, Shaughnessy and Stamas qualify as independent directors under the NYSE corporate governance listing standards approved by the SEC on November 4, 2003. The Board has concluded that Messrs. Callaghan, Shaughnessy and Stamas have no material relationships or conflicts of interest with FTI and have not identified any other disqualifying factors. More detailed information about the Board’s determination of director independence is provided in the section of this Proxy Statement titled “Corporate Governance of FTI—Board Independence and Operation.”

If any of the nominees cannot serve for any reason (which is not anticipated), the Nominating and Corporate Governance Committee may identify and recommend a candidate or candidates to the Board of Directors as a potential substitute nominee or nominees. If that happens, we will vote all valid proxies for the election of the substitute nominee or nominees designated by the Board of Directors. The Board of Directors may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

The Board of Directors unanimously recommends that you vote FOR the nominees for election as Class II directors.

PROPOSAL 2.—APPROVE AND ADOPT THE FTI CONSULTING, INC.

2004 LONG-TERM INCENTIVE PLAN

The 1997 Stock Option Plan (the “1997 Plan”) provides for awards of stock options to employees, executive officers and non-management directors of FTI and our subsidiaries. The 1997 Plan also permits direct grants of shares of Common Stock to non-officer employees. Our stockholders have approved the 1997 Plan, other than with respect to direct awards of shares of Common Stock. As of March 15, 2004, approximately 315,163 shares of our Common Stock, as adjusted for the three-for-two stock split effected as a stock dividend paid on June 4, 2003 to stockholders of record on May 7, 2003, remained available to be issued under the 1997 Plan, of which only about 4,100 shares remained available to be issued as direct stock grants. In addition, the 1997 Plan will terminate on March 25, 2007. In view of the limited number of shares available for grant under the 1997 Plan, the Board of Directors believes that it is in the best long-term interests of FTI and our stockholders to adopt a new plan, approved by our stockholders, that will allow us to provide performance-based and equity incentives to our employees, officers, directors and individual service providers beyond 2007. If the 2004 Long-Term Incentive Plan (the “2004 Plan”) is approved, the 1997 Plan will remain in effect in accordance with its terms, but the automatic grants of options to non-employee directors provided for under the 1997 Plan will cease, and will instead be made out of the 2004 Plan.

On March 11, 2004, the Compensation Committee approved and recommended, and the full Board of Directors approved, the 2004 Plan, subject to stockholder approval, and authorized submission of the 2004 Plan to stockholders for consideration at the 2004 Annual Meeting. The 2004 Plan will allow us to continue to provide incentives, under a stockholder-approved plan, to employees, executive officers, non-employee directors and other individuals who are responsible for the success and growth of FTI, assist us in attracting, rewarding and retaining employees of experience and ability, facilitate the completion of strategic acquisitions, and link incentives with increases in stockholder value. In general, the 2004 Plan empowers FTI to grant stock options and stock appreciation rights, performance award-based and cash-based incentives, as well as a limited number of stock-based awards, to executive officers, employees, non-employee directors and individual service providers of FTI and its subsidiaries. The 2004 Plan will also allow us to grant performance-based compensation awards that meet the requirements of Section 162(m) of the Internal Revenue Code, thereby preserving our ability to receive tax deductions for the awards. We have authorized 3,000,000 shares of our Common Stock for issuance under the 2004 Plan.

The 2004 Plan contains a number of provisions and changes from the 1997 Plan that the Board of Directors believes are consistent with the interests of stockholders and sound corporate governance practices. These include:

•	No Stock Option Reloads or Repricings. The 2004 Plan does not provide for the automatic reload of stock options once they are exercised. In addition, the repricing of stock options is not permitted under the 2004 Plan, without the approval of stockholders. This provision applies to both direct repricings, lowering the exercise price of a stock option after grant, and indirect repricings, canceling an outstanding stock option and granting a replacement stock option with a lower exercise price.

•	Limitation on Issuance of Stock-Based Awards. The maximum number of shares that may be issued in respect to awards granted under the 2004 Plan that constitute stock awards, phantom stock, performance awards or other stock-based awards (collectively, “Stock-Based Awards,” and together with stock options and stock appreciation rights, “Awards”), as described below under “—Types of Awards and Grants,” will be limited to 20% of the 3,000,000 shares available under the 2004 Plan, or 600,000 shares of our Common Stock. We believe that generally a Stock-Based Award is more valuable to the grantee than a stock option or stock appreciation right for the same number of shares. We anticipate that we would issue fewer shares with respect to Stock-Based Awards, than we would grant with respect to stock options, stock appreciation rights or a combination of Awards.

•	Limitation on Individual Awards. Under the 2004 Plan, the Compensation Committee (the “Administrator”), may not grant Awards, in any combination, for more than 750,000 shares to any individual in any calendar year.

•	No Annual “Evergreen” Provision. The 2004 Plan provides for a fixed allocation of shares of Common Stock. The number of shares available under the 2004 Plan, the number of shares subject to options authorized for prospective, automatic non-employee director grants, and the number of outstanding Awards and any corresponding exercise price, will be subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, share exchange, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants, or other similar events, unless the Board, in its sole discretion, determines that no adjustment will be made with respect to any or all particular Awards.

•	No Loans. The 2004 Plan will not authorize FTI to make loans to plan participants to finance the acquisition of shares.

•	No Discount Stock Options. The 2004 Plan prohibits the grant of a stock option with an exercise price of less than the fair market value of our Common Stock on the date of grant.

•	Independent Administrator. The 2004 Plan will be administered by the Compensation Committee of the Board.

Summary of the Plan

The following is a summary of our 2004 Plan. This summary is qualified in all respects by the full text of the 2004 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Plan Administration.    The Administrator, is responsible for the general operation and administration of the 2004 Plan. It has the sole authority to interpret the 2004 Plan, and set the terms of all Awards under the 2004 Plan, including determining the performance goals associated with performance-based awards, determining the recipients of Awards, and making policies and procedures relating to administration of the 2004 Plan. The Administrator may accelerate or otherwise change the time in which an Award may be exercised or becomes payable and may waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with FTI; provided, however, that no such waiver or acceleration of lapse restrictions will be made with respect to a performance-based stock award granted to an executive officer of FTI if such waiver or acceleration is inconsistent with Section 162(m) of the Internal Revenue Code.

Shares Available Under the 2004 Plan.    We have authorized 3,000,000 shares of Common Stock for issuance under the 2004 Plan. These shares may be issued pursuant to the exercise of stock options, stock appreciation rights, or any Stock-Based Awards, except that the number of shares available for issuance with respect to Stock-Based Awards will be limited to no more than 20% of the shares authorized pursuant to the 2004 Plan, or 600,000 shares of our Common Stock. This limit will not apply to awards of stock options or stock appreciation rights. The maximum number of shares of our Common Stock as to which Awards may be granted under the 2004 Plan, in the aggregate and with respect to any type of Award, and the maximum number of shares with respect to which Awards may be granted during any one calendar year to any individual, the number of shares subject to prospective, automatic option awards to non-employee directors, and the number of shares covered by and the exercise price and other terms of outstanding Awards may be subject to adjustment in the event of a non-change of control transaction affecting the Common Stock, FTI or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation, share exchange or other similar transaction, or a stock dividend, stock split, reverse stock split, issuance of rights or warrants or other similar events, unless at the time the Board approves such transaction or event, the Board of Directors determines that no adjustment will be made with respect to any or all particular Awards. Shares that relate to Awards that have been settled in cash, terminate or expire, or are repurchased, canceled, surrendered or otherwise forfeited will be restored to the 2004

Plan and thereafter will be available for future Awards under the 2004 Plan, provided, however, that any shares that are surrendered to or repurchased or withheld by FTI in connection with any Award or that are otherwise forfeited after issuance will not be available for purchase pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. The shares of Common Stock to be issued under the 2004 Plan will come from authorized but unissued shares of our Common Stock.

Eligibility.    As of March 15, 2004, 971 employees, seven executive officers, and five non-employee directors, a total of 983 persons, and individual service providers of FTI and our subsidiaries would have been eligible to participate in the 2004 Plan if it were then in effect. The Administrator has the authority to select participants and to determine the amount, type and terms of each Award. The Administrator may also grant new Awards to replace outstanding options or other equity-based compensation when we acquire another company and, where appropriate, to mirror the terms of those replaced options or other equity-based compensation awards. For 2003, awards for options and stock under the 1997 Plan were made to one executive officer, 45 non-officer employees and one non-management director. We cannot predict the number of shares or the number of participants under the 2004 Plan or 1997 Plan for the fiscal year ending December 31, 2004.

Types of Awards and Grants.    The Administrator may award stock options (including nonstatutory and incentive stock options), stock appreciation rights, restricted and unrestricted stock, phantom stock, performance-based awards, and other incentive and stock-based awards, or any combination thereof as described below:

a.	Stock Options. A stock option represents the right to purchase a share of Common Stock at a predetermined exercise price. The Administrator, in its discretion, may grant nonstatutory stock options or incentive stock options to qualified participants. The Administrator will set the terms of each stock option, including the number of shares, exercise price, vesting period, and option duration, pursuant to a written award agreement, but in no event will any option term exceed ten years. All options must have an exercise price at least equal to the closing price of our Common Stock on the NYSE on the date of grant. The Administrator, in its sole discretion, in the applicable award agreement may authorize stock options to be exercised, in whole or in part, by payment in full of the exercise price in cash, or by delivery of previously owned shares of Common Stock, or through a broker cashless exercise program.

b.	Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants awards of stock appreciation rights (“SARs”). An SAR entitles the recipient to receive, subject to the provisions of the 2004 Plan, a payment having an aggregate value equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the base price per share specified in the applicable award agreement, times (2) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by FTI of the amount payable upon any exercise of an SAR may be made by the delivery of shares of Common Stock or cash, or any combination of shares of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR the holder is to receive a portion of such payment in shares of Common Stock, the number of shares will be determined by dividing such portion by the fair market value of a share of Common Stock on the exercise date. No fractional shares will be used for such payment and the Administrator will determine whether cash will be given in lieu of such fractional shares or whether such fractional shares will be eliminated. “Fair market value,” for purposes of the 2004 Plan, means the closing price for a share of Common Stock of FTI on the relevant date. The fair market value of a share of our Common Stock on March 15, 2004, was $16.25, which was the closing price as reported on the NYSE for a share of our Common Stock on such date.

c.

Stock Awards.    Restricted stock is shares of Common Stock that are awarded to a participant and that are subject to forfeiture during a pre-established period if certain conditions are met. Unrestricted stock is shares of Common Stock that are not subject to forfeiture. The amount and terms of a stock award will be set by the Administrator pursuant to a written award agreement.

Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered so long as it is subject to forfeiture. A holder of restricted or unrestricted stock will generally have all the rights of a holder of shares of Common Stock, including the right to receive any dividends and to vote, even during the restricted period. Any dividends with respect to shares of restricted stock that are payable in shares of Common Stock will be paid in the form of shares of restricted stock.

d.	Phantom Stock. Phantom stock awards are full value awards denominated in stock-equivalent units. The amount and terms of a phantom stock award will be set by the Administrator pursuant to a written award agreement. Phantom stock units granted to a participant will be credited to a bookkeeping reserve account solely for accounting purposes and will not require a segregation of any of FTI’s assets. An award of phantom stock may be settled in shares of Common Stock, in cash, or in a combination of shares of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable award agreement, in the sole discretion of the Administrator, the holder of phantom stock will not have any rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit.

e.	Performance Awards. Performance awards are awards of cash, shares of Common Stock, or a combination of cash and shares of Common Stock, which become vested or payable upon the satisfaction of pre-determined performance goals established by the Administrator, over the pre-determined performance period set by the Administrator. The performance goals will be based on one or more of the following criteria: earnings before interest, taxes, depreciation and amortization, or EBITDA, stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or goals relating to acquisitions or strategic partnerships. The performance period may be one year or longer. Upon completion of a performance period, the Administrator will determine whether the performance goals have been met and certify in writing to the extent such goals have been satisfied. The Administrator will set the terms and amounts of other performance or incentive-based awards, if any, pursuant to a written award agreement.

f.	Other Stock Based Awards. Other Stock-Based Awards are awards, which are denominated or valued in whole or in part by reference to, or otherwise based on or related to, the value of a share of Common Stock. Other Stock-Based Awards may be denominated in cash, in shares of Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into shares of Common Stock, or in any combination of the foregoing and may be paid in shares of Common Stock or other securities, in cash, or in a combination of shares of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator. The Administrator will set the terms and amounts of other Stock-Based Awards, if any, pursuant to a written award agreement.

Individual Grant Limits.    Under the 2004 Plan, the Administrator may not grant Awards of any kind allowable under the 2004 Plan, in any combination, for more than 750,000 shares to any individual in any calendar year. Such per-individual limit will not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award has been terminated, surrendered or canceled, or the shares have been surrendered, repurchased or otherwise forfeited.

Incentive Stock Option Limits.    Three special limits apply to incentive stock options under the 2004 Plan. The first limitation is that treatment of incentive stock options is limited based on when the options first become exercisable; only the first $100,000 of shares of Common Stock (valued as of the date of grant) that become exercisable under an individual’s incentive stock options in a given year will be eligible to receive incentive stock option tax treatment. The second limitation is that the exercise price must at least equal 100% of the fair market value of the shares on the date of grant of the option. The third limitation is that the exercise price for stockholders holding more than 10% of our outstanding Common Stock must at least equal 110% of the fair market value of our Common Stock.

Separate Consideration.    We will not receive separate consideration for the granting of Awards under the 2004 Plan, other than related to the services the participants provide.

Non-Employee Director Options.    The 2004 Plan provides for an automatic grant of a nonstatutory stock option for 135,000 shares of our Common Stock (as adjusted for the three-for-two stock split paid as a stock dividend on June 4, 2003 to stockholders of record on May 7, 2003) when a non-employee director (an “Eligible Director”) joins the Board and every three years thereafter that he remains on the Board. The option vests and becomes exercisable for one-third of the underlying shares one year after the date of grant, another third two years after the grant, and the final third three years after the grant, so long as the director continues to serve on the Board on the applicable vesting date. Options will also become fully vested and exercisable at the first to occur of the director’s death, disability or attainment of age 70. As of the date of the director’s resignation or failure to be reelected as a director, the options will be forfeited to the extent they are unvested and will remain exercisable to the extent they are vested, for the remainder of the original ten-year term. The exercise price for options granted to Eligible Directors will be the fair market value of our Common Stock on the date the option is granted and may be paid by the delivery of cash, check, tender of shares of Common Stock or any combination thereof at the discretion of the Administrator.

Change in Control.    In the event of any transaction resulting in a “change in control” (as defined below) of FTI, outstanding Awards that are payable in or convertible into Common Stock under the 2004 Plan will terminate upon the effective time of such change in control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or its parent. In the event of such termination, (A) the outstanding Awards that will terminate upon the effective time of the change in control will become fully vested immediately before the effective time of the change in control, and (B) the holders of Awards under the 2004 Plan will be permitted, immediately before the change in control, to exercise or convert all portions of such Awards under the 2004 Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the change in control. The treatment upon a change of control of performance or incentive awards that are not payable in or convertible into Common Stock under the 2004 Plan will be determined by the Administrator and will be set forth in the award agreement. For purposes of the 2004 Plan, a change of control means (1) the acquisition (other than from FTI) in one or more transactions by any person of 50% or more of (A) our then outstanding securities, or (B) the combined voting power of our then outstanding securities entitled to vote generally in the election of directors; (2) the closing of a sale or other conveyance of all or substantially all of the assets of FTI; or (3) the effective time of any merger, share exchange, consolidation or other business combination involving FTI if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held our voting stock.

Amendments and Termination.    The Board of Directors may at any time suspend, terminate, modify or amend the 2004 Plan, provided that no suspension, termination, modification or amendment of the 2004 Plan will be made without stockholder approval if such approval is required under applicable law or the rules of the NYSE, or if the amendment would increase the total number of shares of Common Stock that may be distributed under the 2004 Plan. No amendment or termination of the 2004 Plan may adversely affect any outstanding Award under the 2004 Plan, without the award recipient’s consent, except as set forth in any award agreement.

Exercisability; Transferability of Awards.    A holder of an Award can normally only exercise such Award while employed by us, unless his or her employment or award agreement provides otherwise. If a holder becomes disabled, his or her award will not automatically vest, however, he or she will have up to 12 months to exercise the Award. If a holder dies, his or her Award will automatically vest in full, and his or her estate, heirs or personal representative, will have 12 months to exercise the Award. A holder generally cannot transfer his or her Award to someone other than upon death. The Administrator, in its discretion, has the authority to enact any other terms and conditions with respect to the vesting or exercisability of an Award following the end of a holder’s employment or other relationship with FTI, including death or disability.

Effective Date of 2004 Plan.    The Plan is effective as of May 19 2004, subject to approval of our stockholders. No Award will be granted under the 2004 Plan after the close of business on March 10, 2014. Subject to other applicable provisions of the 2004 Plan, all Awards made under the 2004 Plan prior to the termination of the 2004 Plan will remain in effect until the Awards have been satisfied or terminated, expired, surrendered or canceled in accordance with the 2004 Plan or the terms of such Awards under the applicable award agreements.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of incentive stock options and nonstatutory stock options, which are authorized for grant under the 2004 Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the 2004 Plan or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Stock Options.    An optionholder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Internal Revenue Code Section 422. However, if an optionholder recognizes any gain, he may be subject to the alternative minimum tax if the fair market value of our Common Stock exceeds the exercise price on the date of exercise. Optionholders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionholder satisfies such holding periods upon a sale of the shares, FTI will not be entitled to any deduction for federal income tax purposes. If an optionholder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionholder upon the disqualifying disposition of the shares generally will result in a deduction by FTI for federal income tax purposes.

Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionholder generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionholder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to FTI with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. FTI generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionholder as a result of the exercise of a nonstatutory stock option.

Other Considerations.    The Internal Revenue Code allows publicly held corporations to deduct compensation in excess of $1.0 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers if the compensation payable is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of awards under the 2004 Plan that are based on performance goals, and compensation arising from grants of stock options and stock appreciation rights granted at fair market value, to be deductible by us as qualified performance-based compensation not subject to the $1.0 million limitation on deductibility.

New Plan Benefits

Other than the automatic grants to Eligible Directors, the Administrator will make grants under the 2004 Plan at its discretion. Consequently, we cannot fully determine at this time the amount or dollar value of benefits to be provided under the 2004 Plan, other than to note that the Administrator has not granted options contingent on approval of the 2004 Plan.

The Board of Directors unanimously recommends that you vote FOR this proposal.

PROPOSAL 3—APPROVE AND ADOPT AN AMENDMENT TO THE FTI

 CONSULTING, INC. EMPLOYEE STOCK PURCHASE PLAN, AS

 AMENDED, TO INCREASE THE NUMBER OF SHARES  AUTHORIZED BY 250,000 SHARES OF COMMON STOCK

On March 11, 2004, the Compensation Committee approved and recommended, and the full Board of Directors approved, the amendment to the FTI Consulting, Inc. Employee Stock Purchase Plan, as amended (the “ESPP”), subject to stockholder approval, and authorized submission of the amendment to the ESPP to stockholders for consideration at the 2004 Annual Meeting. We are asking you to approve an amendment to the ESPP to increase by 250,000 shares from 1,800,000 to 2,050,000 the number of shares of Common Stock that are available for sale to participants under the ESPP. The following is a summary of our ESPP as it will be if the stockholders approve the amendment. The share numbers described in the summary have been adjusted to reflect the three-for-two stock split of our Common Stock paid as a stock dividend on June 4, 2003 to stockholders of record on May 7, 2003. This summary is qualified in all respects by the full text of the amended ESPP, a copy of which is attached to this Proxy Statement as Exhibit B.

General

Purpose.    The ESPP offers eligible employees the opportunity to purchase shares of our Common Stock through after-tax payroll withholdings. The ESPP permits employees to acquire an equity interest in FTI, thereby creating a stronger incentive to expend maximum effort for our growth and success. Funds received by us under the ESPP may be used for any general corporate purpose.

Eligibility.    All of our employees are eligible to participate in the ESPP (unless they hold more than 5% of our Common Stock), as long as they are regularly scheduled to work at least 20 hours per week. At March 15, 2004, about 978 employees were eligible to participate in the ESPP.

Shares Available Under the ESPP.    The ESPP authorizes the issuance of up to 2,050,000 shares of our authorized but unissued Common Stock. The number of shares issuable under the ESPP will be adjusted for stock dividends, stock splits, reclassifications and other changes that affect our Common Stock. Because the ESPP permits participants to choose their own level of participation, subject to overall tax and program limits, the specific amounts to be granted to particular persons cannot be determined in advance. As of March 15, 2004, 1,267,479 shares of our Common Stock have been issued under the ESPP.

Administration.    The ESPP is administered by our Compensation Committee. The Compensation Committee has the authority and discretion to specify the terms and conditions of employee participation in the ESPP (within the limitations of the ESPP) and to otherwise interpret and construe the terms of the ESPP or set the terms and interpret and construe any related agreements. In addition, the Compensation Committee has the authority and discretion to modify the eligibility requirements for participation in the ESPP from time to time, so long as those modifications do not require stockholder approval in order for the ESPP to continue to qualify under Section 423 of the Internal Revenue Code and they do not materially increase our cost of maintaining the ESPP.

Purchases Under the ESPP

General.    Offering periods for the ESPP are successive six-month periods beginning on January 1 and July 1 of each calendar year. Participants in the ESPP receive an option at the start of each six-month offering period to purchase shares of Common Stock through payroll deductions from his or her compensation. No right to purchase shares during any offering period or funds accumulated under the ESPP are assignable or transferable, other than by will or in accordance with the laws of descent and distribution.

Election to Participate.    Employees must elect before the beginning of a given offering period to participate; however, once an employee has elected to participate, that election carries forward to future offering periods until revoked. The employee may elect to have between 1% and 15% of his or her compensation set aside for use in purchasing shares of our Common Stock. The employee may not change the elected percentage during an offering period but may withdraw entirely, so long as the withdrawal is made at least 30 days before the end of the offering period.

Purchase Price.    The purchase price for shares of Common Stock under the ESPP is the lower of 85% of the fair market value on the first day of the offering period or the last day of the offering period.

Purchases.    Shares are automatically purchased under the ESPP for the account of the participant as of the last day of the offering period, unless the participant has requested withdrawal of his payroll contributions at least 30 days earlier. The aggregate number of shares to be purchased during all offering periods in any calendar year will be determined as of January 1 of such year, by dividing $25,000 by the fair market value of our Common Stock determined as of December 31 of the preceding year, provided, however, if the price of a share of our Common Stock is lower as of the last day of an offering period than it was as of the first day of the offering period, the number of shares that a participant could purchase during that offering period would be determined by dividing (A) the aggregate deductions taken during the applicable offering period, by (B) 85% of the price of a share of our Common Stock as of the first day of the offering period. The actual purchase price paid by a participant for shares of our Common Stock during such offering period would be 85% of the lower price as of the last day of the applicable offering period. In that situation, the aggregate amount paid by a participant for the shares of Common Stock acquired during such offering period will be less than the total deductions taken from such participant for such offering period. In which case, the participant will have the option of receiving a refund of the excess purchase price deducted for that offering period or rolling-over that amount into the next offering period.

The closing price of a share of our Common Stock, as reported on the NYSE on March 15, 2004 was $16.25.

The purchase price is ordinarily paid through payroll deduction, but the Compensation Committee is authorized to accept payment through the tendering of shares of Common Stock under whatever arrangement the Compensation Committee may determine. A participant will not have any of the rights of a stockholder until the shares of Common Stock purchased for his or her account have been issued to him or her.

Termination of Service.    Employees who terminate their employment or die during an offering period will be deemed to have elected withdrawal of all payroll deductions and will not purchase shares during that or any subsequent offering period.

Substantial Corporate Changes.    If we have a “substantial corporate change” (examples of which include dissolution or liquidation, merger, consolidation or reorganization with one or more corporations in which FTI is not the surviving corporation, the sale of substantially all of our assets, or any transaction (including a merger or reorganization in which FTI survives) approved by the Board that results in any person or entity (other than an affiliate of FTI) owing 100% of the combined voting power of all classes of our outstanding stock), the offering will terminate unless provision is made in connection with such transaction for (A) the assumption or continuation of outstanding elections, or (B) the substitution for equivalent rights with respect to the stock of the successor or its parent. If the offering period would otherwise terminate, we can cause the purchase of shares to take place on behalf of the participants immediately before the substantial corporate change occurs.

Stockholder Approval.    In general, stockholder approval will be required to amend the ESPP to (i) materially increase the benefits to participants, (ii) materially increase the number of securities that may be issued under the ESPP, or (iii) materially modify the eligibility requirements for participation in the ESPP. The Compensation Committee has the full authority and discretion to make, administer and interpret such rules and regulations, as it deems necessary to administer the ESPP (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the Internal Revenue Code). The Compensation Committee is vested with full authority and discretion to make modifications to the eligibility requirements for participation in the ESPP from time to time that do not require stockholder approval to comply with the requirements of Section 423 of the Code, provided that all such modifications enable the ESPP to continue to satisfy the eligibility requirements of Section 423 of the Code and do not materially increase the cost of the ESPP to the Company.

Amendment or Termination.    Our Board of Directors may amend or terminate the ESPP at any time, subject to any requirement for stockholder approval. FTI will refund to each participant the amount of payroll deductions credited to his or her account as of the date of termination of the ESPP as soon as administratively feasible following the effective date of the termination. Unless we extend the ESPP, no offering periods will begin after December 31, 2006.

Tax Consequences

The following summarizes the federal income tax consequences of participation in the ESPP. The summary does not cover employment taxes except as specified and does not cover state, local or foreign tax consequences, if any.

Purchases of shares under the ESPP are intended to qualify for the favorable federal income tax treatment provided by an employee stock purchase plan that qualifies under Section 423 of the Internal Revenue Code. Deductions from an employee’s compensation will be made on a post-tax basis. In other words, the employee will be taxed on amounts deducted for the purchase of shares of our Common Stock as if he or she had instead received his or her full salary or wages. Other than this, no income will be taxable to an employee until the disposition of the shares acquired, and the method of taxation will depend on how long he or she held the shares before disposition.

If the purchased shares of Common Stock are disposed of more than two years after the beginning of the applicable offering period (July 1 or January 1) and more than one year after the exercise date or if the employee dies at any time while holding the stock, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price or (b) 15% of the fair market value of the stock as of the beginning of the applicable offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Net long-term capital gains for individuals are currently subject to a maximum marginal federal income tax rate that is less than the maximum marginal rate for ordinary income.

If the employee sells or disposes of the stock before expiration of either of the holding periods described above (a “disqualifying disposition”), the excess of the fair market value of the stock on the exercise date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain on a sale will be treated as capital gain. Even if the stock is sold for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the employee, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the purchase date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.

There are no federal income tax consequences to us by reason of the purchase of shares by participants under the ESPP. We are generally entitled to a deduction to the extent amounts are taxed as ordinary income to an employee by reason of a disqualifying disposition of the purchased shares of stock, but we are not entitled to a deduction in respect of any ordinary income realized by an employee upon a later disposition or upon death. Our deduction may be limited under Internal Revenue Code Section 162(m) and may be subject to disallowance for failure to report the participant’s income (which could arise if the participant does not notify us of the sale of stock in a disqualifying disposition).

New ESPP Benefits

Benefits to be awarded under the ESPP will be based on future participation in the ESPP by our employees. As a result, purchases under the ESPP cannot be determined at this time.

The Board of Directors unanimously recommends that you vote FOR this proposal.

PROPOSAL 4.—RATIFY THE SELECTION OF ERNST & YOUNG LLP AS FTI

CONSULTING, INC.’S INDEPENDENT AUDITOR

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2004. The Audit Committee is seeking ratification of the appointment of Ernst & Young. See “Other Information-Auditor Services” for a description of the fees paid to Ernst & Young LLP for the fiscal years ended December 31, 2003 and December 31, 2002, and other matters relating to the procurement of services.

A representative of Ernst & Young is expected to attend the Annual Meeting. The Ernst & Young representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders.

In accordance with SEC rules and regulations, in 2004 Ernst & Young will rotate the partner off the FTI account who has acted as the audit engagement partner for the five previous fiscal years.

Ernst & Young has confirmed to FTI that it complies with all rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence.

The Board of Directors unanimously recommends that you vote FOR this proposal.

STOCK OWNERSHIP

There were 42,434,992 shares of our Common Stock issued and outstanding on March 15, 2004. The following table shows the beneficial ownership of our Common Stock as of March 15, 2004 by: (1) each of our named executive officers, other current executive officers and directors, (2) all of our current directors and executive officers as a group, and (3) beneficial owners of more than 5% of our outstanding shares of Common Stock.

Name of Beneficial Owner (1)(2)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Jack B. Dunn, IV (3)	650,527	1.52%
Stewart J. Kahn (4)	314,520	*
Theodore I. Pincus (5)	158,250	*
Barry S. Kaufman (6)	18,500	*
Glenn R. Baker	—	—
Philip R. Jacoby, Jr. (7)	3,750	*
Dianne R. Sagner	1,030	*
Dominic DiNapoli (8)	82,122	*
Denis J. Callaghan (9)	57,825	*
James A. Flick, Jr. (10)	145,019	*
Peter F. O’Malley (11)	67,500	*
Dennis J. Shaughnessy (12)	50,625	*
George P. Stamas (13)	47,863	*
Wachovia Corporation (14) One Wachovia Center Charlotte, N.C. 28288-0137	3,260,129	7.68%
All directors and executive officers as a group (12 persons)	1,100,882	3.67%

*	Less than 1%.
(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc., 900 Bestgate Road, Suite 100, Annapolis, Maryland 21401.
(2)	We use the SEC’s definition of beneficial ownership. This means that the persons named in this table have sole or shared voting and/or investment power over the shares shown. Beneficial ownership also includes shares underlying options currently exercisable or exercisable within 60 days.
(3)	Includes 451,931 shares of Common Stock issuable upon the exercise of options, 28,000 shares of Common Stock over which Mr. Dunn and his spouse share voting and investment power, and 450 shares over which Mr. Dunn and his son share voting and investment power.
(4)	Includes 184,576 shares of our Common Stock issuable upon exercise of stock options.
(5)	Includes 127,500 shares of our Common Stock issuable upon exercise of stock options.
(6)	Includes 12,500 shares of our Common Stock issuable upon exercise of stock options. Excludes 1,500 shares of our Common Stock held by the Marian D. Kaufman Trust over which Mr. Kaufman has no voting and investment power. Mr. Kaufman disclaims beneficial ownership of the shares held by the Trust.
(7)	Includes 3,750 shares of our Common Stock issuable upon exercise of stock options.
(8)	Includes 22,500 shares of our Common Stock issuable upon exercise of stock options and 55,275 restricted shares of Common Stock. All restricted shares are non-transferable until August 2004. After August 30, 2004, one-half of these restricted shares become unrestricted, and on August 30, 2006, the balance of the restricted shares will become unrestricted. If Mr. DiNapoli were to terminate his employment with us prior to August 30, 2006, the restricted period for the remaining restricted shares would be extended to eight years from the date of termination.
(9)	Includes 45,000 shares of our Common Stock issuable upon exercise of stock options.
(10)	Includes 24,644 shares of our Common Stock over which Mr. Flick has sole voting and investment power, and 118,125 shares of our Common Stock issuable upon exercise of stock options. Includes 2,250 shares of our Common Stock owned by Mr. Flick’s spouse.
(11)	Includes 7,500 shares of our Common Stock held by a corporation affiliated with Mr. O’Malley, over which Mr. O’Malley exercises sole voting and investment power, 15,000 shares of our Common Stock held by a Trust qualified under section 501(c)(3) of the Internal Revenue Code, over which Mr. O’Malley shares voting and investment power, and 45,000 shares of our Common Stock issuable upon exercise of stock options.
(12)	Includes 45,000 shares of our Common Stock issuable upon exercise of stock options.
(13)	Includes 2,863 shares of our Common Stock over which Mr. Stamas and his spouse share voting and investment power and 45,000 shares of our Common Stock issuable upon exercise of stock options.
(14)	Based on Schedule 13G filed on February 11, 2004.

THE BOARD OF DIRECTORS

We have set forth below information about the members of our Board of Directors. We have nominated Denis J. Callaghan, Dennis J. Shaughnessy and George P. Stamas for reelection as Class II directors.

Class II Director Nominees

Name	Age	Director Since	Principal Occupation and Business Experience	Other Directorships
Denis J. Callaghan [1]	61	2000	Mr. Callaghan retired from Deutsche Bank Securities, Inc. in February 2000, where he was the Director of North American Equity Research. Prior to becoming Director of Equity Research in 1992, Mr. Callaghan was responsible for Alex. Brown’s Insurance and Financial Services Research Groups.	None

Dennis J. Shaughnessy [2]	56	1992	Since 1989, Mr. Shaughnessy has been a General Partner of Grotech Capital Group, Inc., a private equity firm. Prior to becoming a General Partner of Grotech Capital Group in 1989, Mr. Shaughnessy was the Chief Executive Officer of CRI International, Inc.	Mr. Shaughnessy is a director and a member of the Compensation and Nominating Committees of TESSCO Technologies, Inc.

George P. Stamas	53	1992	Since 2002, Mr. Stamas has been a Senior Partner of the national law firm of Kirkland & Ellis LLP. Mr. Stamas is also a Venture Partner of New Enterprise Associates, a venture capital firm. From 1999 to January 2002, Mr. Stamas was Vice Chairman of the Board of Directors of Deutsche Bank Securities, Inc. Mr. Stamas is a limited partner of the Baltimore Orioles, the Washington Capitals and the Washington Wizards. From 1996 to 1999, Mr. Stamas was a Partner in the law firm of Wilmer, Cutler & Pickering LLP.	Mr. Stamas is a director and a member of the Audit Committee of Aether Systems, Inc.

Class I Directors

Name	Age	Director Since	Principal Occupation and Business Experience	Other Directorships
James A. Flick, Jr. [3]	69	1992	Mr. Flick has been President and Chief Executive Officer of Winnow, Inc., a management consulting firm, since 1994. From 1994 to 2001, Mr. Flick was also Chairman, President and Chief Executive Officer of Dome Corporation, a real estate development and management services company. Mr. Flick is a certified public accountant.	Mr. Flick is a director and member of the Audit Committee of Capital One Financial Corporation.

[1]	Mr. Callaghan is a member of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee of the Board of Directors. Mr. Callaghan is financially literate and qualifies as an audit committee financial expert.

[2]	Mr. Shaughnessy is a member of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee of the Board of Directors. Mr. Shaughnessy is Chair of the Compensation Committee. Mr. Shaughnessy is financially literate and qualifies as an audit committee financial expert.

[3]	Mr. Flick is a member of the Audit Committee and Compensation Committee of the Board. Mr. Flick is Chair of the Audit Committee. Mr. Flick is financially literate and qualifies as an audit committee financial expert.

Name	Age	Director Since	Principal Occupation and Business Experience	Other Directorships

Peter F. O’Malley [4]	65	1992	Mr. O’Malley is President of Aberdeen Creek Corporation, a privately held company engaged in investment, business consulting and development activities. He is a founder of, and since 1989 has been Of Counsel to, the law firm of O’Malley, Miles, Nylen & Gilmore.	Mr. O’Malley is a director and member of the Nominating and Corporate Governance Committee and Compensation and Human Resources Committee of Potomac Electric Power Company, and a director of Legg Mason, Inc. and Legg Mason Trust FSB.

Class III Directors

Name	Age	Director Since	Principal Occupation and Business Experience	Other Directorships
Jack B. Dunn, IV 5	53	1992	Mr. Dunn became Chairman of our Board of Directors in December 1998. Since October 1995, he has served as our Chief Executive Officer. From October 1995 to December 1998, he also served as our President. From May 1994 to October 1995, he served as our Chief Operating Officer. From October 1992 through September 1995, he served as our Chief Financial Officer. Mr. Dunn is a limited partner of the Baltimore Orioles. Prior to joining us, he was a member of the Board of Directors and a Managing Director of Legg Mason Wood Walker, Incorporated and directed its Baltimore corporate finance and investment banking activities.	Mr. Dunn is a director and member of the Compensation Committee of Aether Systems, Inc.

Stewart J. Kahn	60	1999	On March 15, 2004, Mr. Kahn announced that he would retire as our President effective with our 2004 Annual Meeting of Stockholders. Mr. Kahn has been our President since December 1998. Mr. Kahn served as our Chief Operating Officer from September 1999 to February 2004. From 1989 to his retirement, Mr. Kahn served as President of Kahn Consulting, Inc., a turnaround, restructuring and bankruptcy and forensic accounting practice, which became one of our subsidiaries in September 1998.	None

[4]	Mr. O’Malley is a member of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee of the Board. Mr. O’Malley is financially literate. Mr. O’Malley is Chair of the Nominating and Corporate Governance Committee.

[5]	Mr. Dunn is a management director.

DIRECTOR NOMINATION PROCESS

Nominating and Corporate Governance Committee

FTI has a standing Nominating and Corporate Governance Committee consisting of three members. Messrs. O’Malley (Chair), Callaghan and Shaughnessy are the current members of the Committee. All of the members of the Nominating and Corporate Governance Committee qualify as independent directors under the NYSE corporate governance listing standards approved by the SEC on November 4, 2003. The Board has affirmatively concluded that none of the members of the Nominating and Corporate Governance Committee has material relationships or conflicts of interest with FTI and has not identified any other disqualifying factors. The section of this Proxy Statement titled “Corporate Governance of FTI—Board Independence and Operation” provides detailed information about the Board’s determination of director independence. An amended and restated Charter of the Nominating and Corporate Governance Committee has been adopted by the Nominating and Corporate Governance Committee and the Board to conform to the requirements under the NYSE corporate governance listing standards and rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley. The amended and restated Charter will be effective with the 2004 Annual Meeting of Stockholders. A copy of the amended and restated Charter of the Nominating and Corporate Governance Committee will be made available on our website at www.fticonsulting.com at the effective time.

Qualification of Candidates for Nomination to Board

The Nominating and Corporate Governance Committee has been chartered with the responsibility of developing the criteria for identifying, recruiting, evaluating and qualifying candidates for election as directors and membership on Committees of the Board, and recommending potential nominees to the Board. The Nominating and Corporate Governance Committee evaluates existing directors for reelection and may identify other candidates, if necessary, through recommendations from FTI’s management and directors, the stockholder nomination process, or outside experts. Each of the Class II nominees is a current director of FTI and was recommended for reelection by the directors and the chief executive officer and other executive officers of FTI. The Nominating and Corporate Governance Committee has not engaged any third parties to provide services in connection with the nomination process for the 2004 Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates, and has sole authority to negotiate the fees and terms of such retention. We did not receive any notices of stockholder nominees for director prior to not less than 90 days and no more than 120 days before the first anniversary date of the mailing date for our proxy statement for our 2003 annual meeting as required by our By-Laws. The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation.

The current nominees have 28 years of combined experience serving on FTI’s Board. The Nominating and Corporate Governance Committee has determined that the Class II nominees for director satisfy the director qualification standards of FTI. Messrs. Callaghan, Shaughnessy and Stamas meet the independence requirements of the NYSE. Each of Messrs. Callaghan and Shaughnessy did not participate in deliberations regarding his own qualifications as a candidate for nomination to the Board.

Each year the Nominating and Corporate Governance Committee evaluates existing members of the Board for reelection to the Board as if they were new candidates. In evaluating candidates for membership on the Board of Directors or a Committee of the Board, including nominees by stockholders, the Nominating and Corporate Governance Committee applies our Categorical Standards of Director Independence and takes into account such other factors, as it considers appropriate, including:

1.	demonstrated strength of character and integrity, credibility, sound judgment, managerial experience in a relatively complex organization or experience dealing with complex problems, career specialization, relevant technical skills and the extent to which the candidate would fill a present need on the Board;

2.	sufficient time to devote to the affairs of FTI;

3.	the number of boards of other public companies on which such candidate sits, which may not exceed three;

4.	senior management responsibility for broad areas of FTI’s business or functional groups if the candidate is an employee;

5.	candidates for membership on the Audit Committee must satisfy the additional qualification standards under Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, must qualify as either a “financial expert” or as financially literate as described in applicable listing standards, legislation and Audit Committee guidelines, and must not be a member of the audit committee of more than two other public companies;

6.	candidates for membership on the Compensation Committee must satisfy the definition of “non-employee director” under Rule 16b-3 of the Exchange Act, and the definition of “outside director” under Section 162(m) of the Internal Revenue Code;

7.	prior public company board experience or related professional experience; and

8.	any other factors related to the ability and willingness of a candidate to serve, or an existing member of the Board to continue his service.

Stockholder Nominees for Director

Under our By-Laws, nominations for director may be made by a stockholder of record who delivers notice along with the additional information and materials required by our By-Laws and who is a stockholder of record on the date of the annual meeting. Under our By-Laws a stockholder must deliver notice of nominees for director to our corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date of the proxy for the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. For our annual meeting in 2005, we must receive this notice no earlier than December 8, 2004 and no later than January 7, 2005. You may obtain a copy of our By-Laws by writing to our corporate Secretary, FTI Consulting, Inc., 900 Bestgate Road, Suite 100, Annapolis, Maryland 21401. A copy of our By-Laws has been filed with the SEC as an exhibit to our annual report on Form 10-K/A for the fiscal year ended December 31, 2000 filed with the SEC on April 18, 2001.

CORPORATE GOVERNANCE OF FTI

Corporate Governance Initiatives

Our business is managed by and under the direction of our Board of Directors. Members of our Board are kept informed of FTI’s business through discussions with the Chairman and key members of management, by reviewing materials provided to them, and by participating in meetings of the Board and its Committees. The Board has established three committees, the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee.

FTI and the Board have long believed that sound principles of corporate governance are a requirement to building stockholder value. The Board adopted corporate governance guidelines, standards, policies and procedures in March 2003, which may be viewed on our website at www.fticonsulting.com. During 2003 and 2004, the Nominating and Corporate Governance Committee together with the Board has taken a number of steps to assure that our corporate governance guidelines, standards, policies and procedures and the Charters of the Committees of our Board will be compliant with the NYSE corporate governance standards approved by the SEC on November 4, 2003, applicable rules and regulations promulgated by the SEC and under Sarbanes-Oxley, by our 2004 Annual Meeting of Stockholders. These steps include incorporating conforming requirements into our Corporate Governance Guidelines, Categorical Standards of Director Independence, Policy on Ethics and Business Conduct, and the Charters of the Committees of our Board, and consolidating our policies regarding communications, including communications with non-management directors, into a comprehensive Whistleblower Policy (as amended, collectively referred to as our “Corporate Governance Documents”).

The Corporate Governance Documents will be effective with the 2004 Annual Meeting of Stockholders. Following the effective time, the Corporate Governance Documents will be available on our website at www.fticonsulting.com. Our policies and practices discussed below demonstrate our commitment to sound corporate governance principles:

•	Director Independence. Our Categorical Standards of Director Independence conform to the NYSE corporate governance listing standards approved by the SEC on November 4, 2003. As discussed in more detail below, a majority of our directors are independent.

•	Committee Membership. By our 2004 Annual Meeting, we will require all members of the Committees of our Board to be independent, subject to applicable transition provisions under the NYSE corporate governance standards and rules promulgated by the SEC.

•	Corporate Governance Principles. Our Corporate Governance Documents address an array of governance issues and principles including: director qualifications and independence; committee membership qualifications and independence; the election of committee members and chairs; the role of management; Board interaction with the media; executive sessions of the non-management and independent directors; prohibition on loans to directors and executive officers; director attendance at the annual meeting of stockholders; annual Board and Committee self-evaluations; and director orientation and education. Our Corporate Governance Documents also limit the number of boards and audit committees of other public companies on which directors can serve. Our Corporate Governance Guidelines require executive officers promptly to report their concerns regarding noncompliance with any NYSE corporate governance listing standards to our Chief Executive Officer, and to submit annual certifications to our Chief Executive Officer that they have no such concerns.

•	Committee Charters. Each Committee operates under a written Charter, adopted by the Board and the applicable Committee, which defines its roles, responsibilities and duties.

•

The Nominating and Corporate Governance Committee reviews and recommends the size and composition of the Board; identifies and qualifies candidates for election or reelection as directors and Committee members and chairs; performs an annual self-evaluation and evaluations of the

Board and each of the other Committees and reports the results to the Board; periodically reviews the Corporate Governance Documents, our Amended and Restated Articles of Incorporation and By-Laws in light of applicable regulations and industry practices and recommends changes to the Board and the Committees, if necessary; oversees director orientation and continuing education; plans for management succession; monitors compliance with the Corporate Governance Documents; and reports to the Board on its activities at least annually. The Committee has the authority to retain independent advisors.

•	The Audit Committee assists with Board oversight of FTI’s financial statements, audit process, auditor independence and the internal audit function; evaluates the independence of the independent auditors; oversees the qualifications and effectiveness of both the external and internal auditors; appoints, retains and reviews the performance of the independent auditor; preapproves auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by FTI’s independent auditor, subject to the de minimis exceptions allowed under applicable SEC rules; holds discussions separately with our independent auditor, management and the head of our internal audit function on the requisite topics; reviews management’s response to independent auditor reports and questions; holds discussions regarding the annual audited financial statements and quarterly unaudited financial statements, including our disclosures under “management’s discussion and analysis of financial condition and results of operations;” discusses earnings releases and guidance provided to analysts; and reviews and approves related party transactions. The Audit Committee has the authority to engage outside advisors. The Audit Committee is also responsible for approving the solicitation and hiring of employees of FTI’s independent auditor

•	The Compensation Committee evaluates and recommends the compensation of our Chief Executive Officer and other executive officers; enforces our policy on loans to directors and executive officers; acts as Administrator of our equity incentive plans; oversees the submission of equity incentive plans for consideration by the stockholders; engages compensation experts; evaluates and recommends non-employee director compensation; and sets the performance criteria for any performance-based equity awards.

•	Policy on Ethics and Business Conduct and Other Policies. Our written Policy on Ethics and Business Conduct (together with our Policy on Conflicts of Interest, our “Ethics Policy”) reflects our longstanding policies. Our Ethics Policy applies to our Chief Executive Officer, President, Chief Financial Officer, Corporate Controller and other financial professionals as well as our Chief Operating Officer and other officers, directors, employees and independent contractors. We require that they avoid conflicts of interest, comply with applicable laws and other legal requirements, protect company assets, and conduct business in an honest and ethical manner and otherwise act with integrity, in our best interest, and in accordance with our Ethics Policy. Our Ethics Policy prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit, and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other practice of unfair dealing. Our Policy Statement on Inside Information and Insider Trading prohibits insider trading and the disclosure of proprietary information. The Code of Ethics is publicly available on our website at www.fticonsulting.com. The Board has approved our amended and restated Policy on Ethics and Business Conduct, which will be effective with the 2004 Annual Meeting of Stockholders, at which time it will be made available on our website. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer, President, Chief Financial Officer or Corporate Controller and any of our other financial professionals, we will disclose the nature of such amendment or waiver on that website or in a report on Form 8-K.

•

Whistleblower Policy.    The Board has incorporated its employee, stockholder and interested person communications practices into a comprehensive Whistleblower Policy that covers communications with the Audit Committee and non-management directors. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our Ethics Policy. Our Whistleblower Policy allows for the confidential and anonymous submission by employees, our stockholders and other interested persons of concerns regarding questionable accounting or auditing matters as required by Sarbanes-Oxley. Our General Counsel will monitor but will not filter these communications. The Audit Committee has the sole authority to adopt and supervise procedures to encourage confidential and anonymous communications regarding financial statement and accounting irregularities and improprieties.

We will continue to consider the adoption of new guidelines, policies and practices and changes to those that now exist, as appropriate, to enhance our corporate governance policies and practices and to comply with any law or rule changes made by the SEC, the NYSE or other governmental or applicable regulatory authorities. We will provide printed copies of our Corporate Governance Documents, including, without limitation, the Charters of the Committees of our Board, our Corporate Governance Guidelines and our Policy on Ethics and Business Conduct, to any person, without charge, upon request to Dianne R. Sagner, Vice President, General Counsel and Secretary, FTI Consulting, Inc., 900 Bestgate Road, Suite 100, Annapolis, Maryland 21401, Telephone No. (410) 224-8770.

Board Independence and Operation

Our Board has adopted Categorical Standards for Director Independence that meet the NYSE corporate governance standards approved by the SEC on November 4, 2003. Based on those standards, the Board has determined that Messrs. Callaghan, O’Malley, Shaughnessy and Stamas are independent and non-management directors. Mr. Flick qualifies as a non-management director and under the NYSE transition rules as described below. On March 15, 2004, Mr. Kahn announced that he will retire as our President and president of one of our subsidiaries effective with our 2004 Annual Meeting of Stockholders. Mr. Dunn is a management director of FTI.

The Board has concluded that none of the independent directors has any material relationships or conflicts of interest with FTI and has not identified any other disqualifying factors. Therefore, a majority of the members of our Board are independent, including all current members of our Nominating and Corporate Governance Committee. In reaching that conclusion, the Board has considered various relationships between FTI and the directors or members of their immediate family or the organizations for whom they work. Mr. Stamas is a senior partner of a law firm that engages us to provide services to its clients, in the normal course of business. In addition, we have engaged that law firm to provide legal services to us in its normal course of business. In reaching the conclusion that the transactions with that law firm are not material to Mr. Stamas’ independence, we have considered that in substantially all cases we have been engaged by such law firm on behalf and for the benefit of its third party clients, those clients are ultimately responsible for paying our fees, the aggregate amount paid to or by us in 2003 does not exceed 2% of such law firm’s 2003 gross revenues (based on information available from public sources), and Mr. Stamas has not directly worked on such transactions. The Board has concluded that Mr. Stamas does not have a material relationship or any conflicts of interest with FTI by virtue of that relationship or those transactions. Mr. Shaughnessy is a partner/member of a company that holds an investment in a company that has a dispute with FTI’s independent auditor. Mr. Shaughnessy’s company has retained us in our normal course of business to provide consulting services in connection with that matter. The Board has concluded that Mr. Shaughnessy does not have a material relationship or any conflicts of interest with FTI by virtue of that relationship or transaction.

Our non-management directors regularly meet in executive sessions without the presence of management at least four times a year. During 2004, our independent directors will also meet in executive session at least four times a year. The Chair of the Nominating and Corporate Governance Committee will act as presiding director at meetings of the non-management and independent directors. The current Chair of the Nominating and Corporate Governance Committee is Peter F. O’Malley, who will act as the presiding director until his successor has been elected and qualified. The Nominating and Corporate Governance Committee recommends the candidate to act as “Chair” of the Nominating and Corporate Governance Committee to the Board, who elects such Chair and members of the Committee annually.

Our policy is that each director should attend at least 75% of the meetings of the Board and each Committee on which he serves, unless excused by the Board for reasons of serious illness or extreme hardship. During 2003, our Board of Directors met 12 times, of which eight were regular meetings. Each of the nominees and our other directors attended at least 100% of the regular meetings of the Board, and at least 80% of the total meetings held by the Board. Each nominee and director attended 100% of the meetings of the Committees of the Board of Directors on which he served. Our non-management directors met in executive sessions without management four times during 2003. Each of the non-management directors attended 100% of the executive sessions without management. All of the directors attended the 2003 Annual Meeting of Stockholders and are required to attend the 2004 Annual Meeting.

Communications with Non-Management Directors

Our Whistleblower Policy covers communications with the non-management directors. Stockholders, employees and other interested persons can communicate with the presiding director or the non-management directors using the following methods:

•	Email: hotline@fticonsulting.com;

•	Telephone No. 866-254-3430; or

•	in writing, c/o Dianne R. Sagner, Vice President, Secretary and General Counsel, 900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

Our General Counsel will monitor these stockholder communication mechanisms and forward communications to the Chair of the Nominating and Corporate Governance Committee, and facilitate such inquiry or response as the non-management directors consider appropriate based on the subject matter and nature of the communication. The General Counsel will not filter the communications. Stockholder communications relating to our business will be retained for a seven-year period.

Committees of the Board

The Nominating and Corporate Governance Committee identifies, qualifies and recommends candidates for membership on, and the Chairs of, the Committees of the Board. The Board constitutes and elects members of each of its Committees and the Chairs of such Committees. The Chairs’ duties include presiding at meetings, serving as a liaison with the Board, approving information sent to members, approving meeting agendas, approving meeting schedules, and calling meetings. The members and Chairs of the Committees who will serve until the 2005 Annual Meeting of Directors will be elected at the 2004 Annual Meeting of Directors immediately following the 2004 Annual Meeting of Stockholders.

The Board has the following three Committees, which operate under written Charters and procedures approved by the Board and the applicable Committee:

Audit Committee.    In 2003, the Audit Committee met six times. Each member attended 100% of the meetings. The Board of Directors and the Audit Committee have approved an amended and restated Charter of the Audit Committee to conform to the requirements in the NYSE corporate governance standards and rules promulgated by the SEC under Sarbanes-Oxley. The amended and restated Charter of the Audit Committee will be effective with the 2004 Annual Meeting of Stockholders. The Audit Committee members are Messrs. Flick (Chair), Callaghan, O’Malley and Shaughnessy. Mr. Stamas also was a member of the Audit Committee until his resignation during 2003. Messrs. Callaghan, O’Malley and Shaughnessy qualify as independent directors. Mr. Flick will qualify to continue as a member of the Audit Committee under the transition rules of the NYSE corporate governance standards and Rule 10A-3 of the Exchange Act until our 2005 Annual Meeting of Stockholders, as he will not be up for reelection as a Class I director until the 2006 Annual Meeting of Stockholders. Mr. Flick would not otherwise qualify as independent under the NYSE corporate governance standards approved by the SEC on November 4, 2003 because Ernst & Young LLP, our independent auditor for the past three years, currently employs his daughter-in-law on a part-time basis in a professional capacity. The Board has determined in its business judgment that Mr. Flick’s continued membership on the Audit Committee is in the best interests of FTI and its stockholders, in view of his 31 years of cumulative experience serving on audit committees of public companies, his tenure on our Audit Committee, his 12 years as a member of our Board, his many years serving on the boards of other public companies, and his qualifications as a financial expert. In addition, Ernst & Young does not employ Mr. Flick’s daughter-in-law to provide any services to our subsidiaries or us. Reliance on the transition provisions of the NYSE corporate governance standards or Rule 10A-3 will not materially adversely affect the ability of the Audit Committee to act independently and to satisfy the other requirements in Rule 10A-3 of the Exchange Act. Mr. Flick is Chair of the Audit Committee. Mr. Flick will continue as Chair of the Audit Committee until his successor has been elected and qualified. Mr. Flick is the designated “audit committee financial expert.” However, each of Mr. Callaghan and Mr. Shaughnessy also qualifies as an audit committee financial expert. All of the Audit Committee members are financially literate.

Compensation Committee.    In 2003, the Compensation Committee met two times. Each member attended 100% of the meetings. The Board of Directors and the Compensation Committee have approved an amended and restated Charter of the Compensation Committee to conform to the requirements in the NYSE corporate governance standards and rules promulgated by the SEC under Sarbanes-Oxley. The amended and restated Charter of the Compensation Committee will be effective with the 2004 Annual Meeting of Stockholders. The Compensation Committee members are Messrs. Shaughnessy (Chair), Callaghan, Flick and O’Malley. Mr. Stamas was also a member of the Compensation Committee until his resignation during 2003. Messrs. Shaughnessy, Callaghan and O’Malley qualify as independent directors. Mr. Flick will continue to qualify as a member of the Compensation Committee under the transition rules of the NYSE corporate governance standards until our 2005 Annual Meeting of Stockholders, as he will not be up for reelection as a Class I director until the 2006 Annual Meeting of Stockholders. Mr. Shaughnessy will continue as Chair of the Compensation Committee until his successor has been elected and qualified. All of the members of the Compensation Committee (1) qualify as “non-employee directors” for purposes of approving compensation awards that require approval by a committee of non-employee directors as defined in Rule 16b-3 promulgated under the Exchange Act and (2) satisfy the requirements of an “outside director” for purposes of administering our policies and procedures for compensating “covered employees” (as defined in the Internal Revenue Code) in amounts that are potentially subject to restrictions on deductibility under Section 162(m) of the Internal Revenue Code.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee met four times in 2003. Each member attended 100% of the meetings. The Board of Directors and the Nominating and Corporate Governance Committee have approved an amended and restated Charter of the Nominating and Corporate Governance Committee to conform to the requirements in the NYSE corporate governance standards and rules promulgated by the SEC under Sarbanes-Oxley. The amended and restated Charter will be effective with the 2004 Annual Meeting of Stockholders. The Nominating Committee members are Messrs. O’Malley (Chair), Callaghan and Shaughnessy. All of the members qualify as independent directors under the corporate governance standards of the NYSE. Mr. O’Malley will continue as Chair of the Nominating and Corporate Governance Committee until his successor has been elected and qualified.

Compensation of Directors

We reimburse our directors for their out-of-pocket expenses incurred in the performance of their duties as our directors. We do not pay fees to our directors for attendance at meetings. Non-employee directors are eligible to receive options to acquire shares of our Common Stock under our 1997 Plan. When a non-employee director joins our Board of Directors and every three years thereafter that he remains on the Board, he receives an option for 135,000 shares of Common Stock, exercisable at the fair market value of our Common Stock on the date of grant. These options become exercisable one-third per year for three years and have a term of ten years. If stockholders approve the 2004 Long-Term Incentive Plan, non-employee directors will be eligible to receive equivalent automatic option grants, but the automatic grants of options to non-employee directors provided for under the 1997 Plan will cease.

As of March 15, 2004, there were outstanding 793,125 nonstatutory stock options that had been granted to non-employee directors, 298,125 of which were exercisable on such date.

EXECUTIVE OFFICERS AND COMPENSATION

We have set forth below information about each of our executive officers who is not also a director.

Name	Age	Officer Since	Principal Business Experience for Past Five Years
Dominic DiNapoli	49	2004	Mr. DiNapoli has been an Executive Vice President and the Chief Operating Officer of FTI since February 2004. From August 2002 to February 2004, Mr. DiNapoli was a senior managing director of FTI. From 1998 to 2002, Mr. DiNapoli was managing partner of PricewaterhouseCoopers LLP’s U.S. business recovery services (BRS) practice.

Theodore I. Pincus	61	1999	Mr. Pincus has been an Executive Vice President and the Chief Financial Officer of FTI since April 1999. Prior to joining us, Mr. Pincus was Executive Vice President and Chief Financial Officer of Nitinol Medical Technologies from May 1995 to March 1999. Before then, he was President of the Pincus Group, a financial consulting firm, from December 1989 to May 1995.

Barry S. Kaufman	56	2002	Mr. Kaufman has been an Executive Vice President and the Chief Risk Management Officer of FTI since March 2004. From July 2002 to March 2004, Mr. Kaufman was our Vice President of Operations. Prior to joining us, Mr. Kaufman was a director and subsequently a partner with Arthur Andersen’s Strategy and Technology practice from February 1998 to June 2002. From August 1997 to February 1998, he was President of his own consulting firm, KTFB. From March 1993 to July 1997, Mr. Kaufman served as a director of Kahn Consulting, Inc., which we acquired in September 1998.

Dianne R. Sagner	58	2002	Ms. Sagner has been a Vice President, Secretary and General Counsel of FTI since December 2002. From 2000 to 2002, Ms. Sagner was General Counsel and Secretary of OAO Technology Solutions, Inc. From 1999 to 2000, Ms. Sagner was Corporate Counsel of GSE Systems, Inc. From 1994 to 1999, Ms. Sagner was General Counsel and Secretary of Peak Technologies Group, Inc.

Philip R. Jacoby, Jr.	52	2002	Mr. Jacoby has been a Vice President of FTI since September 2002. He has been the Corporate Controller of FTI since October 1999. From February 1998 to August 1999, Mr. Jacoby was a Senior Consultant with American Management Services.

Our executive officers are elected by the Board of Directors, and they serve at the pleasure of our Board, subject to the terms of any written employment agreements that we have with some of them.

Summary Compensation Table

We have set forth below information concerning the cash and non-cash compensation earned by our Chief Executive Officer and the four other most highly compensated persons who were serving as our executive officers on December 31, 2003 or who would have been most highly compensated but for the fact that he was not serving as an executive officer at the end of 2003.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation		All Other Compensation ($)(3)
					Awards	Payouts
		Salary (1)	Bonus	Other Annual Compensation (2)	Securities Underlying Options (#)	LTIP Payouts ($)
Jack B. Dunn, IV Chairman and Chief Executive Officer	2003 2002 2001	$1,000,000 900,000 750,000	$600,000 1,625,000 550,000	$3,436 4,105 2,849	90,000 150,000 210,000	— — —	$6,743 6,664 5,539

Stewart J. Kahn President and Chief Operating Officer	2003 2002 2001	1,000,000 900,000 750,000	600,000 1,625,000 550,000	7,242 3,179 3,843	— 90,000 150,000	— — —	7,340 7,389 5,539

Theodore I. Pincus Executive Vice President and Chief Financial Officer	2003 2002 2001	500,000 400,000 350,000	400,000 620,000 200,000	4,763 3,249 2,833	— 45,000 112,500	— — —	8,056 7,290 5,539

Barry S. Kaufman Vice President of Operations	2003 2002	500,000 250,000	250,000 50,000	— —	— 25,000	— —	7,290 6,595

Glenn R. Baker (4) President, Applied Sciences Practice	2003 2002 2001	326,000 500,000 500,000	33,000 50,000 145,000	— 589 665	— — —	— — —	205,916 7,980 5,539	(5)

(1)	Includes amounts earned but deferred at the election of the executive officer, such as salary deferrals under our 401(k) Plan.

(2)	These amounts represent our payments of automobile expenses on behalf of the named executive officers.

(3)	These amounts represent our payment of matching and discretionary contributions to our 401(k) Plan and payments of premiums on life insurance coverage. Our 401(k) contributions for 2003 for Messrs. Dunn, Kahn, Pincus and Kaufman were $6,000 each. Our 401(k) contribution for 2003 for Mr. Baker was $4,545. The life insurance premiums paid by us for 2003 for Messrs. Dunn, Kahn, Pincus, Kaufman and Baker were $743, $1,340, $2,056, $1,290 and $1,371, respectively.

(4)	Mr. Baker left us in August 2003 when we sold the last remaining business within our applied science practice. The salary disclosed for Mr. Baker is the amount he earned in 2003, based on an annual salary of $500,000.

(5)	We made a $200,000 severance payment to Mr. Baker under the terms of sale of the last remaining business within our applied sciences practice to its senior management, which included Mr. Baker.

Equity Compensation Plans

Option Grants in Last Fiscal Year.    The following table sets forth the options granted to our named officers during 2003:

Individual Grants
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year		Exercise Price (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name						5% (2)	10% (2)
Jack B. Dunn, IV (3)	22,500 22,500 22,500 22,500	4.77 4.77 4.77 4.77	% % % %	$19.24 23.82 33.25 29.48	10/23/13 07/24/13 04/25/13 03/03/13	$208,154 257,578 362,082 388,629	$587,936 727,692 1,019,806 1,011,828
Stewart J. Kahn	—	—		—	—	—	—
Theodore I. Pincus	—	—		—	—	—	—
Barry S. Kaufman	—	—		—	—	—	—
Glenn R. Baker	—	—		—	—	—	—

(1)	All options were granted with exercise prices above the fair market value of our Common Stock on the date of grant.

(2)	The dollar amounts are the result of calculations at assumed 5% and 10% compounded rates of stock appreciation from the date of grant to the expiration date of the options. The potential realizable value is reported net of the option price but before income taxes associated with exercise. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of our stock price. No gain to the optionees is possible without an increase in stock price.

(3)	Mr. Dunn receives an option grant for 22,500 shares of our Common Stock on the day following each quarterly earnings release. These options have been granted with an exercise price 10% higher than the fair market value of our Common Stock on the date of grant. These options will become fully exercisable upon an increase of 25% in the market value of our Common Stock but not earlier than one year after the date of grant. They will become exercisable eight years from the date of grant if the market value of our Common Stock does not reach the target value.

Aggregated Option Exercises In Last Fiscal Year and Year End Value Of Options.    The following table sets forth information about outstanding options held by the named officers as of December 31, 2003:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options Held at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jack B. Dunn, IV	149,175	3,708,909	451,931	255,000	4,271,440	918,675
Stewart J. Kahn	224,174	4,481,361	184,576	120,000	1,229,799	825,750
Theodore I. Pincus	56,250	1,377,459	112,500	78,750	801,675	773,363
Barry S. Kaufman	—	—	12,500	25,000	5,325	10,650
Glenn R. Baker	11,250	276,348	—	—	—	—

(1)	The value of the in-the-money options is based on the market price of our Common Stock on December 31, 2003, which was $23.37 per share, less the total exercise price and multiplied by the total number of shares underlying the options.

Securities Authorized for Issuance Under Equity Compensation Plans.    The following table lists information regarding outstanding options and shares reserved for future issuance under our equity compensation plans at December 31, 2003. None of the plans have outstanding warrants or rights other than options, except as described in the accompanying footnotes. We have not issued any of our shares of Common Stock to employees as compensation under plans than have not been approved by our security holders. This table does not include the number of direct stock awards that have been issued under the 1997 Plan and the number of shares of our

Common Stock that have been sold under our Employee Stock Purchase Plan as of December 31, 2003. This table does not take into account any potential impact of the proposed new 2004 Long-Term Incentive Plan and increase of the number of shares available for sale under our Employee Stock Purchase Plan that are being submitted to our stockholders for consideration at the 2004 Annual Meeting.

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by our security holders	4,329,819	(1)	$18.54	972,711	(2)
Equity compensation plans not approved by our security holders	—		—	—

Total	4,329,819	(1)		972,711	(2)

(1)	Corresponds to outstanding options exercisable for shares of our Common Stock awarded under our 1997 Plan as of December 31, 2003.

(2)	Includes 440,189 shares of our Common Stock and 532,522 shares of our Common Stock available under our 1997 Plan and our Employee Stock Purchase Plan, respectively, as of December 31, 2003. As of December 31, 2003, out of the 440,189 shares available for grant under our 1997 Plan, 13,470 shares were available for direct stock awards. The Compensation Committee of the Board has the authority to set the terms of direct stock awards under the 1997 Plan.

Employment Arrangements

Mr. Dunn.    We entered into an employment agreement with Mr. Dunn as of November 5, 2002, to replace the employment agreement that we previously had with him. The employment agreement provides that during its term, Mr. Dunn will serve as our Chief Executive Officer and Chairman of the Board. For consideration for Mr. Dunn’s services, Mr. Dunn receives an annual base salary set at $1.0 million for 2004, and is entitled to participate in our incentive compensation and other bonus plans adopted by our Board of Directors and in our health, pension and other benefit plans. His annual salary is subject to annual increases at the discretion of the Compensation Committee of our Board of Directors but the Compensation Committee may not decrease his annual salary. Under the provisions of the employment agreement, Mr. Dunn will serve as a director on our Board of Directors. In connection with the execution of the employment agreement, we granted Mr. Dunn an option for 135,000 shares of our Common Stock (as adjusted for the three-for-two stock split paid as a stock dividend on June 4, 2003 to stockholders of record on May 7, 2003). This option vests in three equal installments, on the date of the agreement and on the first and second anniversaries of such date, provided we continue to employ him on each of such dates. Vesting of this option and other stock options and equity-based awards will continue through his transition period.

The employment agreement has an initial rolling three-year term that automatically extends by one year on November 4 of each year unless by that date either Mr. Dunn or we give the other notice of an intention not to further extend the term. The agreement currently expires in 2006 but may terminate earlier. If Mr. Dunn’s employment term expires or earlier terminates other than as a result of (i) his death or disability or (ii) termination for Cause, Mr. Dunn will continue to provide services to us as a part-time employee for three years, or his transition term, providing not more than 500 hours of service per 12-month period at FTI’s offices in Annapolis, Maryland. During his transition term, in lieu of his salary, we will pay Mr. Dunn three annual transition payments of $500,000. Upon the expiration of his transition term, Mr. Dunn will be entitled to receive any unreimbursed business expenses, any vested benefits under our pension or other benefit plans, and continued health and life insurance benefits for him and his family the cost of which would be borne by Mr. Dunn.

We may terminate for “Cause” upon the (1) commission of a material breach of his obligations or covenants under the agreement, (2) commission of an act of gross negligence or he otherwise acts with willful disregard for the best interests of FTI and its affiliates, (3) failure or refusal to perform any duties delegated to him that are consistent with the duties of similarly-situated executives or are otherwise required under the agreement, (4) conviction of or plead of guilty or no contest to a felony, or violation of any federal or state securities or tax laws, or with respect to his employment, commission of either a material dishonest act or common law fraud, (5) seizure of a corporate opportunity for himself instead of offering such opportunity to FTI or its affiliates, (6) absence (and not traveling on business) for a reason other than illness, vacation, or approved leave for more than 30 consecutive days, or (7) commission of a material violation of a material company policy. He may leave for “Good Reason” if, without his prior written consent, we (1) assign him duties materially and adversely inconsistent with his positions as described in the agreement, (2) materially reduce his target annual bonus level for any year below the target for the preceding year, other than as a result of a decline in our results of operations or other adverse event, (3) materially breach a material provision of the agreement, or (4) change his principal place of employment to a place more than 50 miles from his principal place of employment.

If we terminate Mr. Dunn’s employment for Cause or he resigns without Good Reason, he will be entitled to receive (1) the accrued and unpaid amount, if any, of his base salary through the date of termination, (2) the unpaid amount, if any, of his previously earned and unpaid incentive bonus, (3) the unpaid amount of any substantiated but previously unreimbursed business expenses incurred through the date of termination, and (4) any additional vested benefits under any of our employee pension or welfare benefit plans. Mr. Dunn may voluntarily resign his employment under this agreement without Good Reason at any time upon at least 60 days prior written notice to FTI, which notice period may be shortened or waived at our discretion. Upon the effectiveness of any such resignation, Mr. Dunn will be entitled to his transition payments. If we terminate Mr. Dunn’s employment during his employment term without Cause or Mr. Dunn resigns for Good Reason, he will be entitled to receive (1) any accrued compensation, (2) continued salary through the end of his employment term, (3) payment of his transition payments, (4) a pro rated incentive bonus, (5) an additional incentive bonus equal to one-half of the incentive bonus he received for the year prior to the termination of his employment, (6) immediate vesting of all options held by him, and (7) continued health and life insurance benefits, subject to his complying with the non-competition, non-solicitation and other restrictive covenants of his agreement. If Mr. Dunn’s employment is terminated during his employment term (A) by him for any or no reason, coincident with or during the 12-month period after a Change of Control occurs, (B) by him for Good Reason coincident with or during the 24-month period after a Change of Control occurs, or (C) by us without Cause coincident with or during the 24-month period after a Change of Control occurs, he will be entitled to receive (1) any accrued compensation, (2) a pro rated incentive bonus, (3) a severance payment equal to three times the sum of his salary, the greater of his target annual incentive bonus for the year of termination or the largest annual incentive bonus he received within the immediately prior three years, and the aggregate amount of any other bonuses earned by him in the prior year, (4) immediate vesting of all options held by him, and (5) continued health and life insurance benefits. If Mr. Dunn dies or becomes totally disabled, he will be entitled to receive (1) his accrued compensation, (2) if such death or disability occurs during his employment term, a pro rated incentive bonus, (3) immediate vesting of all options held by him, and (4) continued health and life insurance benefits. If Mr. Dunn’s employment agreement expires at the end of its term, he will be entitled to receive (1) any accrued compensation, (2) payment of his transition payments, (3) a pro rated incentive bonus for the year of termination, and (4) benefit continuation coverage for him and his family through the end of his transition term.

For purposes of the employment agreement, “Change of Control” means: (1) the acquisition, in one or more transactions, by any person of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) all shares of our capital stock to be outstanding immediately following such acquisition, or (B) the combined voting power of all shares of our capital stock to be outstanding immediately following such acquisition that are entitled to vote generally in the election of directors (the shares described in clauses (A) and (B) together constitute the company voting stock; (2) the closing of a sale or other conveyance of all or substantially all of our assets; or (3) the effective time of any merger, share exchange, consolidation or other business combination involving us if immediately after such transaction, persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held company voting stock.

Mr. Dunn’s agreement contains non-competition terms that will continue for three years from the last day of his employment. During this period, Mr. Dunn also will be prohibited from soliciting any entity or person that has been our client, customer, employee or contractor to terminate their relationship with us.

If any payment made by us under the employment agreement with Mr. Dunn is subject to an excise tax, we will pay Mr. Dunn an additional payment in an amount that after the payment by him of all taxes, he will retain an amount equal to such excise tax.

Mr. Kahn.    We entered into an employment agreement with Mr. Kahn as of November 5, 2002, to replace the employment agreement that we previously had with him. The employment agreement provides that during its term, Mr. Kahn will serve as our President and Chief Operating Officer. In February 2004, we agreed that Mr. Kahn would serve as President. On March 15, 2004, Mr. Kahn announced that he would retire as our President effective with our 2004 Annual Meeting of Stockholders.

Mr. Kahn’s employment agreement had an initial three-year term. As of November 4, 2003, the term was extended for an additional one-year pursuant to the agreement and would have expired on November 4, 2006, but for Mr. Kahn’s retirement.

For consideration for Mr. Kahn’s services until his retirement during 2004, Mr. Kahn will receive the accrued portion of his annual base salary of $1.0 million, and will be entitled to participate in our incentive compensation and other bonus plans adopted by our Board of Directors and in our health, pension and other benefit plans. In connection with the execution of the employment agreement, we granted Mr. Kahn an option for 135,000 shares of our Common Stock (as adjusted for the three-for-two stock split paid as a stock dividend on June 4, 2003 to stockholders of record on May 7, 2003). This option vests in three equal installments, on the date of the agreement and on the first and second anniversaries of such date, provided we continue to employ him on each of such dates. Vesting of this option and other stock options and equity-based awards will continue through his transition period.

Under Mr. Kahn’s employment agreement, upon his retirement Mr. Kahn will continue to provide services to us as a part-time employee for three years, or his transition term, providing not more than 500 hours of service per 12-month period at our offices in Annapolis, Maryland. During this time, in lieu of his salary, we will pay Mr. Kahn three annual transition payments of $500,000. Upon the expiration of his transition term, Mr. Kahn will be entitled to receive any unreimbursed business expenses, any vested benefits under our pension or other benefit plans, and continued health and life insurance benefits the cost of which would be borne by him.

Mr. Kahn’s employment agreement contains non-competition terms that will continue for three years from the last day of his employment. During this period, Mr. Kahn also will be prohibited from soliciting any entity or person that has been our client, customer, employee or contractor to terminate their relationship with us.

If any payment made by us under the employment agreement with Mr. Kahn is subject to an excise tax, we will pay him an additional payment in an amount that after the payment by him of all taxes, he will retain an amount equal to such excise tax.

Mr. Pincus.    We entered into an employment agreement with Mr. Pincus as of November 5, 2002. The employment agreement provides that during its term, Mr. Pincus will serve as our Executive Vice President and Chief Financial Officer. For consideration for Mr. Pincus’ services, Mr. Pincus receives an annual base salary set at $500,000 for 2004, and is entitled to participate in our incentive compensation and other bonus plans adopted by our Board of Directors and in our health, pension and other benefit plans. His annual salary is subject to annual increases at the discretion of the Compensation Committee of our Board of Directors but the Compensation Committee may not decrease his annual salary. In connection with the execution of the employment agreement, we granted Mr. Pincus an option for 67,500 shares of Common Stock (as adjusted for the three-for-two stock split paid as a stock dividend on June 4, 2003 to stockholders of record on May 7, 2003). This option vests in three equal installments, on the date of the agreement and on the first and second anniversaries of such date, provided we continue to employ him on each of such dates. Vesting of this option and other stock options and equity-based awards will continue through his transition period.

Mr. Pincus’ employment agreement had an initial three-year term. As of November 4, 2003, the term was extended for an additional one-year period and will now expire on November 4, 2006, but may terminate earlier. If Mr. Pincus’ employment term expires or earlier terminates other than as a result of (i) death or disability or (ii) termination for Cause, Mr. Pincus will continue to provide services to us as a part-time employee for three years, or his transition term, providing not more than 500 hours of service per 12-month period at our offices in Annapolis, Maryland. During this time, in lieu of his salary, we will pay Mr. Pincus three annual transition payments of $250,000. Upon the expiration of his transition term, Mr. Pincus will be entitled to receive any unreimbursed business expenses, any vested benefits under our pension or other benefit plans, and continued health and life insurance benefits the cost of which would be borne by him.

If we terminate Mr. Pincus’ employment for Cause or he resigns without Good Reason, he will be entitled to receive (1) the accrued and unpaid amount, if any, of his base salary through the date of termination, (2) the unpaid amount, if any, of his previously earned and unpaid incentive bonus, (3) the unpaid amount of any substantiated but previously unreimbursed business expenses incurred through the date of termination, and (4) any additional vested benefits under any of our employee pension or welfare benefit plans. Mr. Pincus may voluntarily resign his employment under this agreement without Good Reason at any time upon at least 60 days prior written notice to FTI, which notice period may be shortened or waived at our discretion. Upon the effectiveness of any such resignation, Mr. Pincus will be entitled to his transition payments. If we terminate Mr. Pincus’ employment during his employment term without Cause or he resigns for Good Reason, he will be entitled to receive (1) any accrued compensation, (2) continued salary through the end of his employment term, (3) payment of his transition payments, (4) a pro rated incentive bonus, (5) an additional incentive bonus equal to one-half of the incentive bonus he received for the year prior to the termination of his employment, (6) immediate vesting of all options held by him, and (7) continued health and life insurance benefits for him and his family, subject to his complying with the non-competition, non-solicitation and other restrictive covenants of his agreement. If Mr. Pincus’s employment is terminated during his employment term (A) by him for any or no reason, coincident with or during the 12-month period after a Change of Control occurs, (B) by him for Good Reason coincident with or during the 24-month period after the Change of Control occurs, or (C) by us without Cause coincident with or during the 24-month period after a Change of Control occurs, he will be entitled to receive (1) any accrued compensation, (2) a pro rated incentive bonus, (3) a severance payment equal to three times the sum of his salary, the greater of his target annual incentive bonus for the year of termination or the largest annual incentive bonus he received within the immediately prior three years, and the aggregate amount of any other bonuses he earned in the prior year, (4) immediate vesting of all options held by him, and (5) continued health and life insurance benefits. If Mr. Pincus dies or becomes totally disabled, he will be entitled to receive (1) his accrued compensation, (2) if such death or disability occurs during his employment term, a pro rated incentive bonus, (3) immediate vesting of all options held by him, and (4) continued health and life insurance benefits. If Mr. Pincus’ employment agreement expires at the end of its term, he will be entitled to receive (1) any accrued compensation, (2) payment of his transition payments, (3) a pro rated incentive bonus for the year of termination, and (4) benefit continuation coverage for him and his family through the end of his transition term. The terms “Cause,” “Good Reason” and “Change of Control” have the same meanings as in Mr. Dunn’s employment agreement with us.

Mr. Pincus’ employment agreement contains non-competition terms that will continue for three years after the last day of his employment. During this period, Mr. Pincus also will be prohibited from soliciting any entity or person that has been our client, customer, employee or contractor to terminate their relationship with us.

If any payment made by us under the employment agreement is subject to an excise tax, we will pay Mr. Pincus an additional payment in an amount that after the payment by him of all taxes, he will retain an amount equal to such excise tax.

Mr. Kaufman.    We entered into an employment agreement with Mr. Kaufman as of March 31, 2004. The employment agreement provides that during its term, Mr. Kaufman will serve as our Executive Vice President and Chief Risk Management Officer. For consideration for Mr. Kaufman’ services, Mr. Kaufman receives an annual base salary set at $500,000 for 2004, and is entitled to participate in our incentive compensation and other bonus plans adopted by our Board of Directors and in our health, pension and other benefit plans. His annual salary is subject to annual increases at the discretion of the Compensation Committee of our Board of Directors but the Compensation Committee may not decrease his salary. In connection with the execution of the employment agreement, we granted Mr. Kaufman an option for 50,000 shares of Common Stock. This option vests in three equal installments, beginning on the first anniversary of the date of grant and on the first and second anniversaries of such date, provided we continue to employ him on each of such dates. Vesting of this option and other stock options and equity-based awards will continue through his transition period.

The employment agreement has an initial rolling three-year term that automatically extends by one year on March 31 of each year unless by that date either Mr. Kaufman or we give the other notice of an intention not to further extend the term. The agreement currently expires in 2007 but may terminate earlier. If Mr. Kaufman’s employment term expires or earlier terminates other than as a result of (i) his death or disability, (ii) termination prior to the second anniversary of the employment term, or (iii) termination by us for Cause, Mr. Kaufman will continue to provide services to us as a part-time employee for three years, or his transition term, providing not more than 500 hours of service per 12-month period at our offices in Annapolis, Maryland. During this time, in lieu of his salary, we will pay Mr. Kaufman three annual transition payments of $325,000. Upon the expiration of his transition term, Mr. Kaufman will be entitled to receive any unreimbursed business expenses, any vested benefits under our pension or other benefit plans, and continued health and life insurance benefits the cost of which would be borne by him.

If we terminate Mr. Kaufman’s employment for Cause or he resigns without Good Reason, he will be entitled to receive (1) the accrued and unpaid amount, if any, of his base salary through the date of termination, (2) the unpaid amount, if any, of his previously earned and unpaid incentive bonus, (3) the unpaid amount of any substantiated but previously unreimbursed business expenses incurred through the date of termination, and (4) any additional vested benefits under any of our employee pension or welfare benefit plans. Mr. Kaufman may voluntarily resign his employment under this agreement without Good Reason at any time upon at least 60 days prior written notice to FTI, which notice period may be shortened or waived at our discretion. Upon the effectiveness of any such resignation, Mr. Kaufman will be entitled to his transition payments. If we terminate Mr. Kaufman’s employment during his employment term without Cause or he resigns for Good Reason, he will be entitled to receive (1) any accrued compensation, (2) continued salary through the end of his employment term, (3) payment of his transition payments, (4) a pro rated incentive bonus, (5) an additional incentive bonus equal to one-half of the incentive bonus he received for the year prior to the termination of his employment, (6) immediate vesting of all options held by him, and (7) continued health and life insurance benefits for him and his family, subject to his complying with the non-competition, non-solicitation and other restrictive covenants of his agreement. If Mr. Kaufman’s employment is terminated during his employment term (A) by him for any or no reason, coincident with or during the 12-month period after a Change of Control occurs, (B) by him for Good Reason coincident with or during the 24-month period after the Change of Control occurs, or (C) by us without Cause coincident with or during the 24-month period after a Change of Control occurs, he will be entitled to receive (1) any accrued compensation, (2) a pro rated incentive bonus, (3) a severance payment equal to three times the sum of his salary, the greater of his target annual incentive bonus for the year of termination or the largest annual incentive bonus he received within the immediately prior three years, and the aggregate amount of any other bonuses he earned in the prior year, (4) immediate vesting of all options held by him, and (5) continued health and life insurance benefits. If Mr. Kaufman dies or becomes totally disabled, he will be entitled to receive (1) his accrued compensation, (2) if such death or disability occurs during his employment term, a pro rated incentive bonus,

(3) immediate vesting of all options held by him, and (4) continued health and life insurance benefits. If Mr. Kaufman’s employment agreement expires at the end of its term, he will be entitled to receive (1) any accrued compensation, (2) payment of his transition payments, (3) a pro rated incentive bonus for the year of termination, and (4) benefit continuation coverage for him and his family through the end of his transition term. The terms “Cause,” “Good Reason” and “Change of Control” have the same meanings as in Mr. Dunn’s employment agreement with us.

Mr. Kaufman’s employment agreement contains non-competition terms that will continue for three years after the last day of his employment. During this period, Mr. Kaufman also will be prohibited from soliciting any entity or person that has been our client, customer, employee or contractor to terminate their relationship with us.

If any payment made by us under the employment agreement is subject to an excise tax, we will pay Mr. Kaufman an additional payment in an amount that after the payment by him of all taxes, he will retain an amount equal to such excise tax.

Certain Relationships and Related Party Transactions

In 2003, Glenn R. Baker, the former president of our applied sciences practice, owned a one-third partnership interest in SEA Properties and 50% of the capital stock of GBDG, Ltd. S.E.A., Inc. One of our former wholly owned subsidiaries, leased two properties from SEA Properties and GBDG, Ltd., respectively. In 2003, pursuant to the provisions of these leases, we paid $297,032 as rent and $95,200 for real estate taxes and utilities related to these leased facilities. Both leases had an expiration date of August 31, 2008. In connection with our acquisition of S.E.A., Inc. in 1998, we agreed to assume these leases and to pay rent and other related expenses at fair market value. Management believes that these lease agreements were on terms at least as favorable to FTI as those that could have been obtained from unaffiliated third parties. In August 2003, we completed the sale of the S.E.A. business (including those lease obligations) to its senior management, which included Mr. Baker. The sale price for the business was $16.0 million, of which $10.0 million was paid in cash, and $6.0 million was paid by delivery of a seven-year promissory note, with an interest rate of 9% per annum. Interest is payable monthly in arrears beginning September 30, 2003. Principal will be payable in monthly installments beginning on August 31, 2006. We also paid Mr. Baker $200,000 as a severance payment in accordance with the agreement for the sale of the S.E.A. business.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report is not deemed to be “soliciting material” or subject to the Securities and Exchange Commission’s proxy rules, and will not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and will not be incorporated by reference into any filing pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any incorporation by reference language in any such filing.

Compensation Philosophy.    Our goal is to design and administer an executive compensation program to (i) attract and retain qualified management, (ii) reward executive officers for performance in achieving FTI’s business objectives and enhancing stockholder value, (iii) align the executive officers’ interests with those of the stockholders, and (iv) provide incentives for the creation of long-term stockholder value. The key elements of executive compensation are base salary, annual incentive and performance bonuses, and equity-based compensation. We review and approve FTI’s policies and practices regarding executive compensation, including (a) base salary levels, (b) incentive compensation plans and related performance awards, and (c) long-term incentives, principally equity-based compensation.

We believe that compensation must be competitive, as well as directly and materially linked to FTI’s performance. In administering the compensation program, our objectives include the following: attracting and retaining management talent, motivating management to maximize operating performance, measuring performance on both an individual and a company-wide basis, reflecting FTI’s progress in meeting growth and profitability targets, and linking executive and stockholder interests through the grant of stock options and other equity-based compensation.

The key components of FTI’s executive compensation program have historically consisted of salary, annual incentive and performance bonuses and stock options. The long-term compensation of FTI’s executive officers has consisted primarily of stock options. The short-term compensation has consisted principally of base salary and a cash bonus. Our policy with respect to each of these elements is discussed below.

Base Salary Levels.    The salaries of FTI’s executive officers are based on our evaluation of their responsibilities, assessment of their performance, including their success meeting short and long-range plans, and comparison with market surveys of the base salary levels of executive officers of comparable companies of similar size and at similar stages of development. We believe that base salary levels at FTI are reasonably related to the salary levels of executive officers of comparable companies at similar stages of development. The Board of Directors and we set base salaries and determined other compensation for 2003 based on those factors. Some of the senior executives have employment agreements that set floors on base salary and other elements of compensation for their contract terms, but we can increase the base salary at any point. We expect that any such increases will take into account such factors as individual past performance, changes in responsibilities, changes in pay levels at companies we consider comparable and inflation.

Bonus Awards.    FTI awards performance bonuses under its incentive compensation plan to reflect the level of involvement and success of its executive officers in advancing corporate goals. The awards earned depend on the extent to which FTI and individual performance objectives are achieved. FTI’s objectives consist of operating, strategic and financial goals that are considered to be critical to FTI’s fundamental long-term goal of building stockholder value. For fiscal year 2003, these objectives were: (i) evaluating, negotiating and reaching agreement as to expansion of the business and its prospects, (ii) achievement of performance goals that included standard measures of financial performance such as EBITDA, stock price, earnings per share, return on equity and growth in assets, (iii) continued advances toward project goals in consolidation and management, and (iv) progress in certain financial and administrative activities. EBITDA means FTI’s earnings before interest, income taxes, depreciation of property and equipment and amortization. In 2004, FTI awarded approximately $1.9 million in bonuses to named officers for 2003.

Long-Term Equity Incentive Compensation.    The Board of Directors and the stockholders approved the 1997 Plan as the principal means of providing long-term incentives. We believe that the use of equity incentives better aligns the interest of executive officers with those of stockholders and promotes long-term stockholder value than cash alone. We administer the 1997 Plan, determine the terms of the options and the number of shares of Common Stock subject to option grants, and set significant terms. In setting the grants we relied on our own experience.

The Compensation Committee recommended the 2004 Plan to the Board of Directors, and the Board approved the 2004 Plan on March 11, 2004, subject to consideration by the stockholders at this Annual Meeting. The Compensation Committee will act as Administrator of the 2004 Plan. The proposed changes would authorize 3,000,000 shares of Common Stock under the 2004 Plan, of which 20%, or 600,000 shares of Common Stock, may be used for stock-based awards. In general, the 2004 Plan empowers FTI to grant stock options and stock appreciation rights, performance awards, restricted and unrestricted stock, phantom stock and other stock-based and incentive-based awards, to executive officers, employees, non-employee directors and individual service providers of FTI and its subsidiaries. FTI believes that the changes will modernize its equity incentive benefits to be in-line with industry standards and those of its competitors, and should allow us to continue to provide incentives, under a stockholder-approved plan, to employees and individuals who are responsible for the success and growth of FTI, assist us in attracting, rewarding and retaining employees of experience and ability, facilitate the completion of strategic acquisitions, and link incentives with increases in stockholder value.

Compensation of the Chief Executive Officer.    We use the procedures described above in setting the annual salary, bonus and long-term incentive compensation of the Chief Executive Officer (the “CEO”). The Board of Directors had established the CEO’s salary for this report’s period by contract, and we had granted him incentive stock options and nonstatutory stock options. He continued to receive formula grants of options under a program the Committee had previously established. To determine the CEO’s long-term incentive compensation for 2003, the Committee evaluated progress towards:

•	The identification, execution and management of acquisitions and divestitures in 2003, which included the Lexecon, KPMG dispute advisory services business, and Ten Eyck Associates acquisitions and the divestiture of the last remaining business of FTI’s applied sciences practice, with emphasis on the effective integration of the acquisitions completed in 2002 and 2003 into the overall operations of FTI.

•	The furthering of FTI’s value-growth initiatives, including progress in the development of new business opportunities, which includes the launch of FTI’s restructuring business in the United Kingdom.

•	The successful completion of FTI’s 2003 public common stock offering.

•	Initiatives relating to the development of FTI’s management team and recruiting and retaining a talented global workforce.

In addition, the Compensation Committee considered the appropriate mix of short-term and long-term compensation and FTI’s competitive position as compared to market data from a compensation comparison group. The Compensation Committee determined that for 2003 the levels of short and long-term incentive compensation granted to the CEO reflected actual performance measured against these goals, with appropriate consideration of the desired emphasis on long-term incentive compensation and the competitive positioning of the overall compensation package.

In awarding any future short and long-term incentive compensation, we will consider the CEO’s overall performance and contribution to FTI, his performance and contribution toward objective FTI initiatives, the expansion and retention of FTI’s talented global workforce, the number of options and other equity incentives not yet exercisable and the total number of options and other equity incentives to be granted.

Compensation Deduction Limit.    The SEC requires that this report comment on FTI’s policy with respect to a special rule under the tax laws, Section 162(m) of the Internal Revenue Code. That section can limit the deductibility on a Subchapter C corporation’s federal income tax return of compensation of $1.0 million to any of the “covered employees” as defined in the Internal Revenue Code. A company can deduct compensation (including from the exercise of options) outside that limit if it pays the compensation under a plan that its stockholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. FTI’s policy with respect to this section is to make every reasonable effort to ensure that compensation complies with Section 162(m), while simultaneously providing its executive officers with the proper incentives to remain with and increase the prospects of FTI. FTI did not pay any compensation with respect to 2003 that would be outside the limits of Section 162(m).

Compensation Committee

Dennis J. Shaughnessy, Chair

Denis J. Callaghan

James A. Flick, Jr.

Peter F. O’Malley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2003, there were no Compensation Committee interlocks and no participation in Compensation Committee decisions that we are required to report under the rules and regulations of the Exchange Act.

AUDIT COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or subject to the Securities and Exchange Commission’s proxy rules, and will not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and will not be incorporated by reference into any filing pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any incorporation by reference language in any such filing.

FTI’s Audit Committee is composed of four directors. The Audit Committee operates under a written Charter, as amended and restated, which has been approved by the Board of Directors and adopted by the Audit Committee. The amended and restated written Charter approved and adopted by the Committee and the Board will be effective with the 2004 Annual Meeting of Stockholders. The Audit Committee has designated Mr. Flick as the “audit committee financial expert” under the Sarbanes-Oxley Act of 2002, based on his designation as a certified public accountant, public accounting experience and experience as a chief financial officer of a publicly held company. Additionally, Mr. Flick has served on or chaired the audit committees of five publicly held companies for more than 31 years of cumulative experience. Each of Mr. Callaghan and Mr. Shaughnessy also qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act. Each of Messrs. Callaghan, Flick, O’Malley and Shaughnessy qualifies as financially literate and is able to read and understand fundamental financial statements, including FTI’s balance sheet, income statement and cash flow statement and related notes. A copy of the amended and restated Charter of the Audit Committee will be available on FTI’s website at www.fticonsulting.com, when it becomes effective.

Among other things, the Audit Committee is responsible for overseeing FTI’s financial reporting process on behalf of the Board of Directors. We also retain, authorize payment to and evaluate the performance and independence of FTI’s independent auditor. The independent auditor is responsible for performing an independent audit of FTI’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The independent auditor also reviews FTI’s quarterly financial statements. Management is responsible for FTI’s financial statements and the financial reporting process, including internal controls. The Audit Committee is responsible for monitoring and overseeing the annual audit and the quarterly reporting process. We meet periodically with management and the independent auditor, both together and separately. We review any management letter comments with FTI’s independent auditor and managements’ response.

The Audit Committee, at least annually, receives and reviews reports by FTI’s independent auditor describing material issues raised by the most recent audit. The Audit Committee reviews and discusses FTI’s earnings releases, press releases and financial information provided to analysts, and financial statements and disclosures in periodic reports filed by FTI under the Exchange Act, including management’s discussion and analysis of results of operations. The Audit Committee has established and administers confidential and anonymous employee communication procedures for accounting and auditing matters. The Audit Committee has the authority to engage advisors at FTI’s expense. The Audit Committee reports to the full Board and prepares the annual Audit Committee Report for the proxy statement for FTI’s annual meeting.

Beginning with FTI’s fiscal year ending December 31, 2004, we will review management’s compliance with the requirement to include an internal control report in FTI’s annual report on Form 10-K: (1) stating management’s responsibility for establishing and maintaining an adequate internal control structure and procedures for financial reporting; (2) containing an assessment of the effectiveness of FTI’s internal control structure and procedures for financial reporting; and (3) including the independent auditor’s attestation to, and report on, the assessment made by management in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee will discuss and review risks and risk management policies with management; compliance with legal and regulatory requirements; and performance of the internal audit function. The Audit Committee will set hiring policies for employees and former employees of FTI’s independent auditor. We will also review and approve related party transactions.

In this context, during 2003, we met four times with Ernst & Young LLP, FTI’s independent auditor. We also met four times in 2003 with the management of FTI with respect to audit, financial reporting and internal control matters. Management represented to the Committee that FTI’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Ernst & Young’s judgments about the quality (not just the acceptability) of FTI’s accounting practices, and accounting principles, as applied to FTI’s financial reporting. The Audit Committee also discussed with management and Ernst & Young, Ernst & Young’s general assessments of FTI’s internal controls.

Ernst & Young also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young that firm’s independence. The Audit Committee further considered whether the provision by Ernst & Young of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence.

Based upon the Audit Committee’s discussion with management and the independent auditor and the Audit Committee’s review of the representation of management and the disclosures by the independent auditor to the Audit Committee, the Audit Committee recommended to the Board of Directors that FTI’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC. The Audit Committee has appointed Ernst & Young as FTI’s independent auditor for 2004, subject to stockholder ratification. In accordance with SEC rules and regulations, in 2004 Ernst & Young will rotate the partner off the FTI account who has acted as the audit engagement partner for FTI for the five previous fiscal years.

Audit Committee

James A. Flick, Jr., Chair

Denis J. Callaghan

Peter F. O’Malley

Dennis J. Shaughnessy

OTHER INFORMATION

Performance Graph

In 2003, we completed the sale of our applied sciences practice. As of that time PRG-Shultz International, Inc., Sourcecorp and Exponent, Inc. were no longer FTI peers. We believe that Resources Connections, Inc., Robert Half International, Inc. and LECG Corporation are now peers of FTI in light of our acquisitions of the dispute advisory business of KPMG LLP, Lexecon from Nextera, Inc. and Ten Eyck Associates P.C. The following graph compares the cumulative total stockholder return on our Common Stock from December 31, 1998 through December 31, 2003 with the cumulative total return of the S&P 500 Index and a peer group index comprised of (A) Charles River Associates, Inc., Exponent Inc., Sourcecorp., Kroll Inc., Navigant Consulting, Inc. and PRG-Shultz International Inc. (collectively, the “Old Peer Group”) and (B) Charles River Associates, Inc., Kroll Inc., Navigant Consulting, Inc., Resources Connections, Inc., Robert Half International, Inc. and LECG Corporation (collectively, the “New Peer Group”). Our Common Stock price is published every weekday except holidays. LECG Corporation went public in November 2003, therefore, its common stock price has been published for a limited time. The Old Peer Group index was compiled by FTI as of August 31, 2003, and the New Peer Group index was compiled by FTI as of December 31, 2003.

The graph assumes an investment of $100 in each of FTI, the S&P 500 Index, the Old Peer Group and the New Peer Group on December 31, 1998. The comparison assumes that all dividends, if any, are reinvested into additional shares of Common Stock during the holding period.

The Performance Graph is not deemed to be “soliciting material” or subject to the Securities and Exchange Commission’s proxy rules, and will not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and will not be incorporated by reference into any filing pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any incorporation by reference language in any such filing.

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
FTI CONSULTING, INC.	100.00	148.15	303.70	971.85	1784.36	1557.84
S & P 500	100.00	121.04	110.02	96.95	75.52	97.18
NEW PEER GROUP	100.00	53.16	74.36	81.78	56.17	85.81
OLD PEER GROUP	100.00	55.73	25.27	31.75	29.76	40.80

Auditor Services.

The fees that FTI paid to Ernst & Young in 2002 and 2003 are set forth in accordance with the rules and regulations of the SEC:

	2002	2003
	(in thousands)
Audit Fees	$512	$415
Audit-Related Fees	80	192
Tax Fees	132	304
All Other Fees	—	—

Audit fees are fees FTI paid Ernst & Young for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures and accounting consultations related to transactions and the adoption of new accounting pronouncements. In 2003, of the approximately $415,000 in audit fees that we incurred, approximately $20,000 was incurred for assistance with filings under the Securities Act of 1933, and approximately $364,000 was incurred for audit and quarterly review services provided in connection with reports filed under the Exchange Act. Audit-related fees principally include audit services for FTI subsidiaries and professional services related to financial due diligence for our acquisitions of other businesses. Tax fees primarily include tax compliance and planning services. Ernst & Young did not provide any other services to us in 2002 and 2003.

In accordance with SEC rules and regulations, in 2004 Ernst & Young will rotate the partner off the FTI account who has acted as the audit engagement partner for FTI for the five previous fiscal years.

Ernst & Young has confirmed to FTI that it is in compliance with all rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence.

The Audit Committee will preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for FTI by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more subcommittees the authority to grant preapprovals of audit and permitted non-audit services, provided, however, each subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that our directors and officers who are required to file reports under Section 16 reported all transactions in shares of our Common Stock and derivative securities, including options for shares, on a timely basis during the fiscal year ended December 31, 2003.

PROPOSALS FOR THE 2005 ANNUAL MEETING

If you want to include a proposal in the Proxy Statement for FTI’s 2005 Annual Meeting, send the proposal to FTI Consulting, Inc., Attn: Dianne R. Sagner, Vice President, Secretary and General Counsel, at 900 Bestgate Road, Suite 100, Annapolis, Maryland 21401.

Stockholders intending to present a proposal at our 2005 Annual Meeting must comply with the requirements and provide the information set forth in our By-Laws. Under our By-Laws, a stockholder must deliver notice of a proposal and any required information to our corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date of the proxy for the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. For our annual meeting in 2005, we must receive stockholder proposals no earlier than December 8, 2004 and no later than January 7, 2005. If any stockholder proposal is received before December 8, 2004 or after January 7, 2005, it will be considered untimely, and we will not be required to present it at the 2005 annual meeting.

Exhibit A

FTI CONSULTING, INC.

2004 LONG-TERM INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

FTI Consulting, Inc., a Maryland corporation (the “Company”), hereby establishes the FTI Consulting, Inc. 2004 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of FTI by (a) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of FTI through their future services, and (b) enabling FTI to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including “incentive stock options” within the meaning of Section 422 of the Code and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under the Plan, except where the context otherwise indicates, the following definitions apply:

(a)    “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships), as determined by the Committee.

(b)    “Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award relating to the Common Stock or other securities of the Company granted pursuant to the provisions of the Plan.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Change in Control” means:    (1) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this Section 2(d), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock. For purposes of this Section 2(d), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company or by entities controlled by the Company.

(e)    “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(f)    “Committee” means the Compensation Committee of the Board (or any successor Board committee as may be designated by the Board from time to time), comprised of directors who are independent directors as defined in the New York Stock Exchange’s Listed Company Manual and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

(g)    “Common Stock” means shares of common stock, par value of $0.01 per share, of the Company.

(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

(i)    “Fair Market Value” means, with respect to a share of the Common Stock on the relevant date, the closing price, regular way, reported on the New York Stock Exchange or if no sales of the Common Stock are reported on the New York Stock Exchange for that date, the closing price for the last previous day for which sales were reported on the New York Stock Exchange. If the Common Stock is no longer listed on the New York Stock Exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for the purposes of the Plan. For all purposes under the Plan, the term “relevant date” as used in this Section 2(i) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Committee’s discretion.

(j)    “Grant Agreement” means a written or electronic document memorializing the terms and conditions of an Award granted pursuant to the provisions of the Plan.

3.	Administration

(a)    Administration of the Plan.    The Plan shall be administered by the Committee.

(b)    Powers of the Committee.    The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (1) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (2) determine the types of Awards to be granted; (3) determine the number of shares to be covered by or used for reference purposes for each Award; (4) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate; (5) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(c) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (6) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock Award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m); (7) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period; and (8) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Committee shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued hereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

(c)    Non-Uniform Determinations.    The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)    Limited Liability.    To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award hereunder.

(e)    Indemnification.    To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Committee shall be indemnified by the Company in respect of all their activities under the Plan.

(f)    Effect of Committee’s Decision.    All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(c) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 3,000,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(c) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award, or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Subject to adjustments as provided in Section 7(c) of the Plan, the following additional maximums are imposed under the Plan:

(1)    The maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year to any one individual under this Plan shall be limited to 750,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

(2)    The maximum number of shares of Common Stock that may be issued with respect to Awards granted under the Plan that are described in Section 6(c), 6(d), 6(e) or 6(f) shall not exceed an aggregate of 600,000 shares of Common Stock.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Committee from time to time. The Committee may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6.	Awards

The Committee, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Committee may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. The maximum term for any Award shall not exceed ten years from the date of the grant of such Award.

(a)    Stock Options.

(1)    In General.    The Committee may from time to time grant to eligible participants Awards of incentive stock options or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f) of the Code, respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Section 422 of the Code. All stock options must have an exercise price at least equal to Fair Market Value as of the date of grant. No stock option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option.

(2)    Director Options.    Each member of the Board who is not an employee of the Company or any Affiliate (a “Director”) will receive, on the date that such person is first elected or appointed as a Director, and on each third anniversary of such date, so long as such person is a Director on such date, an automatic grant of a nonstatutory stock option for the purchase of 135,000 shares of Common Stock. Such stock options shall (A) have a ten-year term; (B) have an exercise price that is equal to the Fair Market Value of the Common Stock on the grant date; (C) become vested at a rate of one-third of such option upon each anniversary of the grant date, so long as the Director continues to provide services as a Director; (D) become fully vested and exercisable upon the Director’s death, disability, or attainment of age 70; (E) as of the date of the Director’s resignation or failure to be reelected as a Director, be forfeited to the extent unvested, and remain exercisable, to the extent vested, for the remainder of the term; and (F) provide for payment of the exercise price via cash, check, tender of shares of Common Stock, or any combination thereof.

(b)    Stock Appreciation Rights.    The Committee may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (1) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (2) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of the Common Stock on the grant date. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)    Stock Awards.    The Committee may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

(d)    Phantom Stock.    The Committee may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“phantom stock”) in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Committee. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

(e)    Performance Awards.    The Committee may, in its discretion, grant performance awards which become vested or payable on account of attainment of one or more performance goals established by the Committee. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. Performance goals established by the Committee shall be based on objectively determinable performance goals selected by the Committee that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Committee may designate.

The performance goals shall be based on one or more of the following criteria: EBITDA, stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or goals relating to acquisitions or strategic partnerships. EBITDA means earnings before interest, taxes, depreciation and amortization. At any time prior to the final determination of the performance awards, the Committee may adjust the performance goals and awards for participants to the extent the Committee deems appropriate considering the requirements of Section 162(m) of the Code. Upon completion of a performance period, the Committee shall determine whether the performance goals have been met and certify in writing to the extent such goals have been satisfied.

(f)    Other Stock-Based Awards. The Committee may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Committee.

7.	Miscellaneous

(a)    Withholding of Taxes.    Grantees and holders of Awards shall pay to the Company or any of its Affiliates, or make provision satisfactory to the Committee for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or any of its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or any of its Affiliates of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b)    Transferability.    Except as otherwise determined by the Committee, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(c)    Adjustments for Corporate Transactions and Other Events.

(1)	Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan, in the aggregate and with respect to any type of Award, and the maximum number of shares with respect to which Awards may be granted during any one calendar year to any individual, as provided in Section 4 of the Plan, (B) the number of shares subject to prospective, automatic grants of stock options to Directors, as provided in Section 6(a)(2) of the Plan, and (C) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board, in its sole discretion, determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made with respect to any or all particular Awards. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(2)	Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(c)(1), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Committee, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate, with respect to any type of Award, and with respect to any individual during any one calendar year, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

(3)	Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under the Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, (A) the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested immediately before the effective time of the Change in Control, and (B) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

(4)	Unusual or Nonrecurring Events. The Committee is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)    Substitution of Awards in Mergers and Acquisitions.    Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or any of its Affiliates as the result of a merger or consolidation of the employing entity with the Company or any of its

Affiliates, or the acquisition by the Company or any of its Affiliates of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(e)    Termination, Amendment and Modification of the Plan.    The Board may terminate, amend or modify the Plan or any portion hereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(f)    Non-Guarantee of Employment or Service.    Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan.

(g)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)    Governing Law.    The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

(i)    Effective Date; Termination Date.    The Plan is effective as of May 19 2004, subject to approval of the Company’s stockholders. No Award shall be granted under the Plan after the close of business on March 10, 2014. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(j)    Compliance with Securities Laws; Listing and Registration.    If at any time the Committee determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal, state or foreign laws.

(k)    Effect on 1997 Stock Option Plan.    The Company’s 1997 Stock Option Plan shall remain in full force and effect on and after this Plan’s effective date; provided, however, that on and after the date this Plan becomes effective, no further stock option grants to Directors shall be made under the Company’s 1997 Stock Option Plan pursuant to the provisions for automatic grants of such options set forth therein, and any such option grants instead will be made pursuant to Section 6(a)(2) of this Plan on the applicable three-year anniversary dates of the Director’s first election or appointment as a Director.

Exhibit B

FTI CONSULTING, INC.

EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

PURPOSE	The FTI Consulting, Inc. Employee Stock Purchase Plan (the “ESPP” or the “Plan”) provides employees of FTI Consulting, Inc. (the “ Company ”) and selected Company Subsidiaries with an opportunity to become owners of the Company through the purchase of shares of the Company’s common stock (the “Common Stock”). The Company intends this Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and its terms should be construed accordingly.

ELIGIBILITY

Unless determined otherwise by the Committee, any Employee who is employed with the Company or an Eligible Subsidiary on the first day of an Offering Period and regularly scheduled to work at least 20 hours per week is eligible to participate in the ESPP for that Offering Period; provided, however, that an Employee may not make a purchase under the ESPP if such purchase would result in the Employee’s owning Common Stock possessing 5% or more of the total combined voting power or value of the Company’s outstanding stock. For purposes of determining an individual’s amount of stock ownership, any options to acquire shares of Company Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary. Employee excludes anyone not treated initially on the payroll records as a common law employee.

ADMINISTRATOR	The Compensation Committee of the Board of Directors of the Company, or such other committee as the Board designates (the “Committee”), will administer the ESPP. The Committee is vested with full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the Code). The Committee is vested with full authority and discretion to make modifications to the eligibility requirements for participation in the ESPP from time to time that do not require shareholder approval to comply with the requirements of Section 423 of the Code, provided that all such modifications enable the ESPP to continue to satisfy the eligibility requirements of Section 423 of the Code and do not materially increase the cost of the ESPP to the Company. Any determination or action of the Committee in connection with the administration or interpretation of the ESPP shall be final and binding upon each Employee, Participant and all persons claiming under or through any Employee or Participant.

OFFERING PERIOD	Offering Periods are successive six month periods beginning on January 1 and July 1, and the first such period will begin on July 1, 1997.

PARTICIPATION	An eligible Employee may become a “Participant” for an Offering Period by completing an authorization notice and delivering it to the Committee through the Company’s Human Resources Department within a reasonable period of time before the first day of such Offering Period. The Committee will send to each new Employee who satisfies the rules in Eligibility above a notice advising the Employee of his right to participate in the ESPP for the following Offering Period. All Participants receiving options under the ESPP will have the same rights and privileges.

METHOD OF PAYMENT

A Participant may contribute to the ESPP through payroll deductions, as follows:

The Participant must elect on an authorization notice to have deductions made from his Compensation for each payroll period during the Offering Period at a rate of at least 1% but not more than 15% of his Compensation. Compensation under the Plan means an Employee’s regular compensation, including overtime, bonuses, and commissions, from the Company or an Eligible Subsidiary paid during an Offering Period.

All payroll deductions will be credited to the Participant’s account under the ESPP. No interest or earnings will accrue on any payroll deductions credited to such accounts.

Payroll deductions will begin on the first payday coinciding with or following the first day of each Offering Period and will end with the last payday preceding or coinciding with the end of that Offering Period, unless the Participant sooner withdraws as authorized under Withdrawals below.

A Participant may not alter the rate of payroll deductions during the Offering Period.

The Company may use the consideration it receives for general corporate purposes.

The Committee, in its discretion, may permit Participants to pay the option price through the tendering of shares of Common Stock subject to such rules and regulations as the Committee may determine.

GRANTING OF OPTIONS

On the first day of each Offering Period, a Participant will receive options to purchase a number of shares of Common Stock with funds withheld from his Compensation. Such number of shares will be determined at the end of the Offering Period according to the following procedure:

Step 1—Determine the amount the Company withheld from Compensation since the beginning of the Offering Period;

Step 2—Determine the amount that represents 85% of the lower of Fair Market Value of a share of Common Stock on the (I) first day of the Offering Period, or (II) the last day of the Offering Period; and

Step 3—Divide the amount determined in Step 1 by the amount determined in Step 2 and round down the quotient to the nearest whole number.

FAIR MARKET VALUE

The Fair Market Value of a share of Common Stock for purposes of the Plan as of each date described in Step 2 will be determined as follows:

if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for such date;

if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

For January 1 and any other date described in Step 2 that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

No Participant shall receive options:

if, immediately after the grant, that Participant would own shares, or hold outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries;

or

that permit the Participant to purchase shares under all employee stock purchase plans of the Company and any Subsidiary with a Fair Market Value (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

EXERCISE PRICE	The exercise price of all options granted for an Offering Period is 85% of the lower of Fair Market Value of a share of Common Stock on (I) the first day of the Offering Period or (II) the last day of the Offering Period.

EXERCISE OF OPTION

Unless a Participant effects a timely withdrawal pursuant to the Withdrawal paragraph below, his option for the purchase of shares of Common Stock during an Offering Period will be automatically exercised as of the last day of the Offering Period for the purchase of the maximum number of full shares that the sum of the payroll deductions credited to the Participant’s account during such Offering Period can purchase pursuant to the formula specified in Granting of Options.

Any payroll deductions credited to a Participant’s account during the Offering Period that are not used for the purchase of shares will be treated as follows:

If the Participant has elected to withdraw from the ESPP as of the end of the Offering Period, the Company will deliver the amount of the payroll deductions to the Participant.

The amount of any other excess payroll deductions will be applied to the purchase of shares in the immediately succeeding Offering Period.

DELIVERY OF COMMON STOCK	As soon as administratively feasible after the options are used to purchase Common Stock, the Company will deliver to each Participant or, in the alternative, to a custodian that the Committee designates, the shares of Common Stock the Participant purchased upon the exercise of the option. If shares are delivered to a custodian, the Participant may elect at any time thereafter to take possession of the shares or to have the Committee deliver the shares to any brokerage firm. The Committee may, in its discretion, establish a program for cashless sales of Common Stock received under the ESPP.

SUBSEQUENT OFFERINGS	A Participant will be deemed to have elected to participate in each subsequent Offering Period following his initial election to participate in the ESPP, unless the Participant files a written withdrawal notice with the Human Resources Department at least ten days before the beginning of the Offering Period as of which the Participant desires to withdraw from the ESPP.

WITHDRAWAL FROM THE PLAN	A Participant may withdraw all, but not less than all, payroll deductions credited to his account for an Offering Period before the end of such Offering Period by delivering a written notice to the Human Resources Department on behalf of the Committee at least thirty days before the end of such Offering Period. A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any Offering Period will be deemed to have withdrawn from the ESPP as of the date of such cessation.

Upon the withdrawal of a Participant from the ESPP under the terms of the preceding paragraph, his outstanding options under the ESPP will immediately terminate.

If a Participant withdraws from the ESPP for any reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in Designation of Beneficiary , as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant’s Compensation.

A Participant who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to the same rules as any Employee making an initial election to participate in the ESPP, i.e., he may elect to participate in the next following Offering Period so long as he files the authorization form by the deadline for that Offering Period. Any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who withdraws from the ESPP for any reason will only be permitted to resume participation in a manner that will permit transactions under the ESPP to continue to be exempt within the meaning of Rule 16b-3, as issued under the Exchange Act.

STOCK SUBJECT TO PLAN

The shares of Common Stock that the Company will sell to Participants under the ESPP will be shares of authorized but unissued Common Stock. The maximum number of shares made available for sale under the ESPP will be 2,050,000 (subject to the provisions in Adjustments upon Changes in Capital Stock). If the total number of shares for which options are to be exercised in an Offering Period exceeds the number of shares then available under the ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.

A Participant will have no interest in shares covered by his option until the Participant exercises the option.

Shares that a Participant purchases under the ESPP will be registered in the name of the Participant.

The Company will not issue fractional shares pursuant to the ESPP, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK

Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, during an Offering Period, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration,

the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant’s election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with Section 424 of the Code.

The Administrator will make a commensurate change to the maximum number and kind of shares provided in the Stock Subject to Plan section.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this Adjustments section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSTANTIAL CORPORATE CHANGE

Upon a Substantial Corporate Change, the Plan and the offering will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding elections, or

the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

If an option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the option.

A Substantial Corporate Change means the

dissolution or liquidation of the Company,

merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

DESIGNATION OF BENEFICIARY

A Participant may file with the Committee a written designation of a beneficiary who is to receive any payroll deductions credited to the Participant’s account under the ESPP or any shares of Common Stock owed to the Participant under the ESPP if the Participant dies. A Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources Department on behalf of the Committee.

Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant’s designated beneficiary, the Company shall deliver such cash or shares, or both, to the beneficiary. If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within 90 days following the date of the Participant’s death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

SUBSIDIARY EMPLOYEES

No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

Employees of Company Subsidiaries will be entitled to participate in the ESPP, except as otherwise designated by the Board of Directors or the Committee.

Eligible Subsidiary means each of the Company’s Subsidiaries, except as the Board otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted to a Participant under the ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

TRANSFERS, ASSIGNMENTS, AND PLEDGES	A Participant may not assign, pledge, or otherwise dispose of payroll deductions credited to the Participant’s account or any rights to exercise an option or to receive shares of Common Stock under the ESPP other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Employee Retirement Income Security Act. Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the Withdrawal section.

AMENDMENT OR TERMINATION OF PLAN	The Board of Directors of the Company may at any time terminate or amend the ESPP. Any amendment of the ESPP that (i) materially increases the benefits to Participants, (ii) materially increases the number of securities that may be issued under the ESPP, or (iii) materially modifies the eligibility requirements for participation in the ESPP must be approved by the shareholders of the Company to take effect. The Company shall refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

NOTICES	All notices or other communications by a Participant to the Committee or the Company shall be deemed to have been duly given when the Human Resources Department or the Secretary of the Company receives them or when any other person the Company designates receives the notice or other communication in the form the Company specifies.

GENERAL ASSETS

Any amounts the Company invests or otherwise sets aside or segregates to satisfy its obligations under this ESPP will be solely the Company’s property (except as otherwise required by Federal or state wage laws), and the optionee’s claim against the Company under the ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the ESPP. Nothing contained in the ESPP, and no action taken pursuant to its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former Participant, or any beneficiary.

PRIVILEGES OF STOCK OWNERSHIP	No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to such Participant.

LIMITATIONS ON LIABILITY	Notwithstanding any other provisions of the ESPP, no individual acting as a director, employee, or agent of the Company shall be liable to any Employee, Participant, former Employee, former Participant, or any spouse or beneficiary for any claim, loss, liability or expense incurred in connection with the ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the ESPP has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the FTI Board’s approval) arising out of any act or omission or act concerning this ESPP unless arising out of such person’s own fraud or bad faith.

NO EMPLOYMENT CONTRACT	Nothing contained in this Plan constitutes an employment contract between the Company or an Eligible Subsidiary and any Employee. The ESPP does not give an Employee any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to terminate the Employee’s employment.

DURATION OF ESPP	Unless the FTI Board extends the Plan’s term, no Offering Period will begin after December 31, 2006.

APPLICABLE LAW	The laws of the State of Maryland (other than its choice of law provisions) govern the ESPP and its interpretation.

APPROVAL OF STOCKHOLDERS	The ESPP, as amended in 2004, must be submitted to the stockholders of the Company for their approval within 12 months after the Board of Directors of the Company adopts the amended ESPP. The adoption of the amended ESPP is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval will render the 2004 amendment to the ESPP void and of no effect.

ANNUAL MEETING OF STOCKHOLDERS OF

FTI CONSULTING, INC.

May 19, 2004

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE—Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Class II Directors.

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

O Denis J. Callaghan O Dennis J. Shaughnessy O George P. Stamas

FOR AGAINST ABSTAIN

2. APPROVE AND ADOPT THE FTI CONSULTING, INC. 2004 LONG-TERM INCENTIVE PLAN

3. APPROVE AND ADOPT AN AMENDMENT TO THE FTI CONSULTING, INC. EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES AUTHORIZED BY 250,000 SHARES OF COMMON STOCK

4. RATIFICATION OF SELECTION OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITOR FOR FTI CONSULTING, INC.’S FISCAL YEAR ENDING DECEMBER 31, 2004

. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof to the extent permitted by law.

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Please check here if you plan to attend the meeting.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of FTI Consulting, Inc. (the “Company”) hereby appoints Messrs. Jack B. Dunn, IV and Theodore I. Pincus, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on May 19, 2004, and at any and all adjournments thereof, to vote all shares of common stock of said Company held of record by the undersigned on March 15, 2004, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 4, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW.

(Continued and to be signed on the reverse side)